                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         SPACE ELECTRONICS INCORPORATED

                                 (THE "COMPANY")

                      CERTAIN SHAREHOLDERS OF THE COMPANY,

                           MT ACQUISITION CORPORATION

                                       AND

                           MAXWELL TECHNOLOGIES, INC.


                                   DATED AS OF

                                NOVEMBER 25, 1998

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1 TERMS OF MERGER....................................................................2
    1.1     The Merger.......................................................................2
    1.2     Closing Date of the Merger.......................................................2
    1.3     Certificate of Incorporation of the Surviving Corporation........................2
    1.4     Bylaws of the Surviving Corporation..............................................2
    1.5     Board of Directors and Officers of the Surviving Corporation.....................2
    1.6     Consideration; Cancellation of Company Common Stock..............................2
    1.7     Adjustments to Exchange Ratio....................................................4
    1.8     Conversion of Newco Common Stock.................................................5
    1.9     No Fractional Shares.............................................................5
    1.10    Escrow...........................................................................5
    1.11    Exchange of Shares; Stock Transfer Books.........................................6
    1.12    Treasury and Other Stock.........................................................6
    1.13    Dissenting Shares................................................................7

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF
            THE COMPANY, SHAREHOLDERS AND PRINCIPAL SHAREHOLDERS.............................7
    2.1     Organization and Good Standing...................................................7
    2.2     Subsidiaries.....................................................................7
    2.3     Capital Structure of the Company.................................................8
    2.4     Authorization and Approvals......................................................8
    2.5     No Violations....................................................................8
    2.6     Taxes............................................................................9
    2.7     Transactions with Affiliates....................................................10
    2.8     Financial Statements............................................................11
    2.9     Title to Properties.............................................................11
    2.10    Real Property...................................................................11
    2.11    Leases..........................................................................12
    2.12    Fixed Assets....................................................................12
    2.13    Intellectual Property...........................................................12
    2.14    Accounts Receivable.............................................................14
    2.15    Licenses and Permits............................................................15
    2.16    Insurance.......................................................................15
    2.17    Absence of Certain Changes......................................................15
    2.18    Contracts.......................................................................17
    2.19    Client and Supplier Relationships...............................................19
    2.20    Compliance With Laws............................................................19
    2.21    No Undisclosed Liabilities......................................................19
    2.22    Employees.......................................................................19
    2.23    Litigation......................................................................20

                                                                                           Page
                                                                                           ----
    2.24    Environmental Matters...........................................................21
    2.25    Employee Benefits...............................................................23
    2.26    Bank Accounts...................................................................24
    2.27    Corporate Records...............................................................25
    2.28    Accounting Records..............................................................25
    2.29    Omitted. .......................................................................25
    2.30    Affiliates......................................................................25
    2.31    Brokers and Finders.............................................................25
    2.32    Inventory.......................................................................25
    2.33    Year 2000 Compliance............................................................25
    2.34    Government Contracts............................................................26
    2.35    Product Liability and Warranties................................................26
    2.36    Absence of Certain Payments.....................................................26
    2.37    Application; Proxy Statement....................................................27

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF EACH
               PRINCIPAL SHAREHOLDER........................................................28
    3.1     Title to Shares.................................................................28
    3.2     Authorization and Approvals.....................................................28
    3.3     No Violations...................................................................28

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF
            MAXWELL AND NEWCO...............................................................29
    4.1     Organization and Power; Foreign Qualification...................................29
    4.2     Capital Structure of Maxwell and Newco..........................................29
    4.3     Authorization and Enforceability of Agreements..................................29
    4.4     No Conflicts....................................................................30
    4.5     Financial Statements and Commission Reports.....................................30
    4.6     Brokers and Finders.............................................................30
    4.7     Exchange Shares.................................................................31
    4.8     No Material Adverse Changes.....................................................31
    4.9     Application; Proxy Statement....................................................31
    4.10    Affiliates......................................................................31
    4.11    Representations Required for Tax-Free Reorganization............................32

ARTICLE 5   COVENANTS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS.............................32
    5.1     Covenants Pending Closing.......................................................32
    5.2     Consents and Approvals; Fulfillment of Conditions...............................34
    5.3     Acquisition Proposals...........................................................34
    5.4     Notice..........................................................................35

                                                                                           Page
                                                                                           ----
    5.5     Access..........................................................................35
    5.6     Affiliates; Accounting and Tax Treatment........................................36
    5.7     Publicity.......................................................................36
    5.8     Distribution of Proxy Statement; Shareholders' Approval.........................36

ARTICLE 6   COVENANTS OF MAXWELL AND NEWCO..................................................36
    6.1     Consents and Approvals; Fulfillment of Conditions...............................36
    6.2     Notice..........................................................................37
    6.3     Publicity.......................................................................37

ARTICLE 7   ADDITIONAL PRE-CLOSING COVENANTS OF THE PARTIES.................................37
    7.1     Preparation of Application......................................................37
    7.2     HSR Act.........................................................................37
    7.3     Disclosure Schedules............................................................37
    7.4     Pooling of Interests............................................................38

ARTICLE 8   CONDITIONS TO CLOSING BY MAXWELL AND NEWCO......................................38
    8.1     Accuracy of Representations and Warranties; Performance of Covenants............38
    8.2     Consents........................................................................39
    8.3     Shareholder Approval............................................................39
    8.4     No Litigation...................................................................39
    8.5     Corporate Resolutions...........................................................39
    8.6     Adverse Changes.................................................................39
    8.7     Opinion of Counsel..............................................................39
    8.8     Legislation.....................................................................39
    8.9     Employment and Noncompetition and Nondisclosure Agreements......................39
    8.10    Investment Letter...............................................................40
    8.11    Pooling Opinion.................................................................40
    8.12    Escrow Agreement................................................................40
    8.13    Dissenting Shares...............................................................40
    8.14    California Securities Law.......................................................40
    8.15    Nasdaq Listing..................................................................40
    8.16    HSR Act.........................................................................40
    8.17    Technology Transfer Agreement with Full Circle Research.........................40
    8.18    Approval of Supplemental Disclosure Schedule....................................40

ARTICLE 9   CONDITIONS TO CLOSING BY THE COMPANY............................................41
    9.1     Accuracy of Representations and Warranties; Performance of Covenants by
            Maxwell and Newco...............................................................41
    9.2     Consents and Approvals..........................................................41

                                                                                           Page
                                                                                           ----
    9.3     No Litigation...................................................................41
    9.4     Corporate Resolutions...........................................................41
    9.5     Adverse Changes.................................................................41
    9.6     Legislation.....................................................................41
    9.7     Opinion of Counsel..............................................................42
    9.8     Employment, Noncompetition and Non-Solicitation Agreements......................42
    9.9     Escrow Agreement................................................................42
    9.10    California Securities Law.......................................................42
    9.11    Nasdaq Listing..................................................................42
    9.12    HSR Act.........................................................................42
    9.13    Approval of Supplemental Disclosure Schedule....................................42

ARTICLE 10     TERMINATION OF AGREEMENT.....................................................43
    10.1    Termination.....................................................................43
    10.2    Effect of Termination...........................................................44
    10.3    Costs and Expenses..............................................................44

ARTICLE 11     CLOSING......................................................................44
    11.1    The Closing.....................................................................44
    11.2    Further Acts....................................................................44

ARTICLE 12     SURVIVAL OF REPRESENTATIONS, WARRANTIES,
               COVENANTS AND RELATED AGREEMENTS; INDEMNIFICATION............................45
    12.1    General Liability Period........................................................45
    12.2    Tax Liability Period............................................................45
    12.3    Indemnity by the Shareholders...................................................45
    12.4    Tax Indemnity...................................................................46
    12.5    Indemnity by Maxwell............................................................47
    12.6    Limitations on Recoverable Losses...............................................48
    12.7    Claims for Indemnification; Disputes............................................49
    12.8    Indemnity as Exclusive Remedy...................................................50

ARTICLE 13     POST-CLOSING COVENANTS.......................................................51
    13.1    Resale..........................................................................51
    13.2    Surviving Corporation Option Plan...............................................51
    13.3    Surviving Corporation Board of Advisors.........................................51
    13.4    Organization....................................................................51

                                                                                           Page
                                                                                           ----
ARTICLE 14     SHAREHOLDER REPRESENTATIVES..................................................51
    14.1    Appointment.....................................................................51
    14.2    Appointment Irrevocable.........................................................52
    14.3    Shareholder Representatives Held Harmless.......................................53
    14.4    Duration; Succession............................................................53

ARTICLE 15     GENERAL PROVISIONS...........................................................53
    15.1    Entire Agreement; Modifications; Waiver.........................................53
    15.2    Severability....................................................................53
    15.3    Successors and Assigns..........................................................53
    15.4    Counterparts....................................................................54
    15.5    Governing Law...................................................................54
    15.6    Notices.........................................................................54
    15.7    Expenses........................................................................55
    15.8    Recovery of Litigation Costs....................................................55
    15.9    Confidentiality.................................................................55
    15.10   No Third Parties Benefitted.....................................................56
    15.11   Recitals, Schedules and Exhibits................................................56
    15.12   Section Headings................................................................56

                                  EXHIBIT INDEX


Exhibit A               Escrow Agreement

Exhibit B               Investment Letter

Exhibit C               Form of Employment Agreement

Exhibit D               Form of Noncompetition Agreements

                                 SCHEDULE INDEX


Schedule 2.1            Foreign Qualification

Schedule 2.2            Subsidiaries

Schedule 2.3            Shareholders

Schedule 2.4            Authorizations and Approvals

Schedule 2.5            Violations

Schedule 2.6            Tax Matters

Schedule 2.7            Affiliate Transactions

Schedule 2.8            Financial Statements

Schedule 2.9            Liens

Schedule 2.10           Real Property

Schedule 2.11           Leases

Schedule 2.12           Fixed Assets

Schedule 2.13(a)        Trademarks

Schedule 2.13(b)        Patents

Schedule 2.13(c)        Copyrights

Schedule 2.13(d)        Proprietary Rights Agreements

Schedule 2.13(g)        Computer Software and Hardware

Schedule 2.14           Accounts Receivable

Schedule 2.15           Licenses and Permits

Schedule 2.16           Insurance

Schedule 2.17           Changes

Schedule 2.18(a)        Contracts

Schedule 2.18(b)        Fixed Price Client Contracts

Schedule 2.20           Compliance with Laws

Schedule 2.21           Liabilities

Schedule 2.22           Employees and Bonuses

Schedule 2.23           Litigation

Schedule 2.24           Environmental Compliance

Schedule 2.25           Employee Benefits

Schedule 2.26           Bank Accounts

Schedule 2.30           Affiliates; Accounting and Tax Treatment

Schedule 2.31           Engagement Letter

Schedule 2.33           Year 2000 Compliance

Schedule 8.9            Employment Agreements

            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION


        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of November 25, 1998, by and among Space Electronics Incorporated, a Delaware corporation (the "Company"), the shareholders of the Company listed on the signature page hereto (the "Principal Shareholders"), MT Acquisition Corporation, a Delaware corporation ("Newco"), and Maxwell Technologies, Inc., a Delaware corporation ("Maxwell").

                                 R E C I T A L S

        WHEREAS, Maxwell owns all of the issued and outstanding shares of the common stock of Newco; and

        WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, Newco be merged with and into the Company pursuant to this Agreement, with the Company as the surviving corporation; and

        WHEREAS, upon the Merger, the shares outstanding of the Common Stock of the Company, par value $0.001 per share ("Company Common Stock") will be converted into the right to receive an aggregate of 893,617 shares of the Common Stock of Maxwell, par value $0.10 per share ("Maxwell Common Stock"); and

        WHEREAS, the parties hereto intend that this Agreement constitutes a Plan of Reorganization and the Merger hereunder qualifies under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, the respective Boards of Directors of the Company, Newco and Maxwell have approved the Merger pursuant to this Agreement and the Agreement of Merger; and

        WHEREAS, the Principal Shareholders have entered into Voting Agreements with Maxwell dated the date hereof, pursuant to which they have agreed to vote their shares in favor of the Merger; and

        NOW, THEREFORE, in order to consummate the Merger and in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                 TERMS OF MERGER

        1.1 The Merger. Subject to the terms and conditions of this Agreement and the laws of the State of Delaware on the Closing Date (as defined in Section 11.1), Newco shall be merged with and into the Company. Following the Merger, the separate corporate existence of Newco shall cease, and the Company, under the name "Space Electronics Incorporated" shall continue as the surviving corporation (the "Surviving Corporation") and shall be governed by the laws of the State of Delaware. Newco and the Company are sometimes collectively referred to as the "Constituent Corporations."

        1.2 Closing Date of the Merger. The Merger shall become effective at the close of business on the Closing Date, or at such other time on such date the parties may agree, on which date a Certificate of Merger shall be duly executed, acknowledged or verified and filed with the Delaware Secretary of State in accordance with the Delaware General Corporation Law. The time the Merger becomes effective in accordance with the Delaware General Corporation Law is the "Effective Time."

        1.3 Certificate of Incorporation of the Surviving Corporation. At the Closing Date and without any further action on the part of the parties, the Certificate of Incorporation of Newco shall be and remain the Certificate of Incorporation of the Surviving Corporation. Such Certificate of Incorporation may thereafter be altered, amended or repealed in accordance with the provisions thereof or applicable law.

        1.4 Bylaws of the Surviving Corporation. At the Closing Date and without any further action on the part of the parties, the Bylaws of Newco shall be and remain the Bylaws of the Surviving Corporation, until altered, repealed or amended in accordance with the provisions thereof and applicable law.

        1.5 Board of Directors and Officers of the Surviving Corporation. At the Closing Date, the officers and directors of Newco as of such date shall be the officers and directors of the Surviving Corporation, each of such persons to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, and applicable law, until a successor is duly elected or qualified.

        1.6    Consideration; Cancellation of Company Common Stock.

                (a) The aggregate consideration to be received by all of the Company's holders of common stock and stock option holders ("Option Holders," and collectively with the holders of Company Common Stock, the "Shareholders") in connection with the Merger shall be 893,617 shares of Maxwell Common Stock, unless adjusted as set forth in Section 1.7.

                (b) An aggregate of 89,362 shares of Maxwell Common Stock shall be deposited in escrow in accordance with Section 1.10 in order to satisfy certain indemnity obligations of the Shareholders to Maxwell, unless the number is adjusted as set forth in Section 1.7.

                (c) By virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and all rights in respect thereof shall cease to be outstanding, excepting the right to be converted into 0.42258 shares of Maxwell Common Stock ("Exchange Shares"), unless adjusted pursuant to Section 1.7, upon surrender of certificates representing such shares to the Surviving Corporation, less any Escrowed Shares, or rights in respect of dissenting shares in accordance with Section 1.13.

                (d) By virtue of the Merger and without any action on the part of the holder thereof, each option to purchase a share of Company Common Stock ("Options") held immediately prior to the Effective Time shall (i) if unvested, have vesting accelerated in accordance with the terms of stock option plans and stock option agreements (collectively, "Option Agreements") between the Company and persons holding Options, and (ii) be canceled and all rights thereof shall cease to be existing, excepting the right to be converted into Exchange Shares as follows:


    OPTION EXERCISE PRICE                    NUMBER OF EXCHANGE
      PER COMPANY COMMON                      SHARES ISSUED IN
           SHARE                              MERGER PER OPTION
           $0.51                                     0.40113
           $1.41                                     0.36262
           $3.62                                     0.26853
           $5.55                                     0.18641
           $6.37                                     0.15151


        Any conversion shall be effective upon surrender for cancellation of an Option Agreement, but 10% of the Exchange Shares otherwise issuable upon the surrender shall be included in the total number of Escrowed Shares. The number of Exchange Shares issuable may be adjusted as required by Section 1.7.

                (e) The consideration shall be delivered to the Shareholders promptly upon receipt by the Surviving Corporation of a certificate evidencing ownership of Company Common Stock or an Option Agreement, accompanied by a letter of transmittal in a form acceptable to Maxwell and its transfer agent, provided that the Exchange Shares issued upon surrender of the certificate or agreement shall not include those shares subject to the Escrow. Maxwell shall use reasonable best efforts to cause all Exchange Shares (excluding Escrow Shares) to be available for issuance immediately following the Effective Time.

        1.7 Adjustments to Exchange Ratio.

                (a) Definitions. For purposes of this Section 1.7:

        "Designated Maxwell Stock Price" shall mean the average of the closing sale prices (last trade) of Maxwell Common Stock on the Nasdaq National Market on the twenty (20) trading days ending with the trading day immediately preceding the Closing Date.

        "Upper Value" means (i) if the Merger occurs on or prior to February 28, 1999, $29.00 per share or (ii) if the Merger occurs after February 28, 1999, $35.00 per share.

        "Lower Value" means (i) if the Merger occurs on or prior to February 28, 1999, $22.50 per share or (ii) if the Merger occurs after February 28, 1999, $20.00 per share.

        A "Class" of Company Options is that group of Options having the same exercise price.

                (b) Adjustments.

                        (i) No adjustment shall be made unless the Designated Maxwell Stock Price is either (x) greater than the Upper Value or (y) less than the Lower Value.

                        (ii) An adjustment in the aggregate number of Exchange Shares to be issued by Maxwell in connection with the Merger pursuant to Section 1.6(a), and a corresponding adjustment to the number of Escrowed Shares under
Section 1.6(b), shall be made if the Designated Maxwell Stock Price exceeds the Upper Value or is less than the Lower Value.

        The adjustment shall be computed as follows:

        A. The total number of Exchange Shares ("Adjusted Exchange Shares") issued in connection with the Merger shall be determined by multiplying 893,617 by the Upper Value (if the Designated Maxwell Stock Price exceeds the Upper Value), or by the Lower Value (if the Designated Maxwell Stock Price is less than the Lower Value) and dividing the product so obtained (the "Adjusted Total Transaction Value") by the Designated Maxwell Stock Price (rounded to the nearest whole share).

        B. The number of Adjusted Exchange Shares issuable to holders of Options shall be computed as follows: $1,668,664 (representing the aggregate exercise price of all Options) shall be added to the Adjusted Total Transaction Value and the sum obtained shall then be divided by 2,282,740 (the total number of Company Common Shares and Options). The quotient obtained ("Adjusted SEi Price Per Share") shall be used to compute the "Adjusted Net Security Value" of each

Class of SEi Options, which for each class, shall equal the Adjusted SEi Price Per Share multiplied by the number of Options in that Class, subtracting from the product obtained the aggregate exercise price of all Options in that Class. The number of Adjusted Exchange Shares issued in respect of that Class of Options shall be determined by taking the percentage obtained by dividing the Adjusted Net Security Value for that Class into the Adjusted Total Transaction Value, and multiplying the total number of Adjusted Exchange Shares by that percentage. The exchange ratio for the Class shall be the quotient obtained by dividing the number of Options in that Class into the number of Adjusted Exchange Shares to be issued in respect of that Class.

        C. The number of Adjusted Exchange Shares issuable to holders of Company Common Stock shall be the total number of Adjusted Exchange Shares less the Adjusted Exchange Shares issuable in respect of all five Classes of Options, and the exchange ratio for holders of Company Common Stock would thereupon be equal to the quotient obtained by dividing the number of Adjusted Exchange Shares issuable to holders of Company Common Stock into 1,771,797.

        D. The number of Escrowed Shares shall be 10% of the number of Adjusted Exchange Shares (rounded to the nearest whole share).

        E. Cash in lieu of fractional shares shall be paid based on the Designated Maxwell Stock Price.

        1.8 Conversion of Newco Common Stock. The shares of common stock of Newco, par value $0.01 per share ("Newco Common Stock"), outstanding immediately prior to the Merger shall, by virtue of the Merger and without any further action on the part of the holder thereof, automatically be converted into and thereafter represent 5,000,000 validly issued, fully paid and non-assessable shares of Surviving Corporation Common Stock.

        1.9 No Fractional Shares. No fractional share of Maxwell Common Stock will be issued in the Merger, but, in lieu thereof, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Maxwell Common Stock (after aggregating all fractional shares of Maxwell Common Stock to be received by such holder) will be entitled to receive from Maxwell an amount of cash (rounded to the nearest whole cent) equal to the product of (a) the fraction multiplied by (b) $23.50 (unless adjusted to be equal to the Designated Maxwell Stock Price pursuant to Section 1.7.)

        1.10 Escrow.

                (a) Prior to the Closing Date, Maxwell, the Company, and the Shareholder Representatives shall enter into an agreement with Zapp National Bank, as escrow agent (the "Escrow Agent") substantially in the form of Exhibit A hereto (the "Escrow Agreement"). At the Closing Date or as soon as practicable thereafter, Maxwell shall deposit in escrow an aggregate of 89,362 shares of Maxwell Common Stock (the "Escrow"), representing a portion of the Merger consideration issuable to the Shareholders. In the event the Shareholders are required to indemnify

Maxwell, Newco or their affiliates for breaches of representations, warranties or covenants set forth in the definitive agreement, Maxwell may claim the Escrow from the Escrow Agent in accordance with the terms of the Escrow Agreement. The Escrow shall be released 12 months after the Closing Date.

                (b) Upon the approval by the Shareholders of the Company of the Merger Agreement and the Merger, all Shareholders shall be deemed to have irrevocably appointed each of Robert Czajkowski and David Strobel (the "Shareholder Representatives") to act as their attorney-in-fact on behalf of such Shareholders to consent to, contest, settle, compromise or otherwise dispose of any claim made by Maxwell or any person affiliated with Maxwell in accordance with Section 1.10(a) and the Escrow Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. Each Shareholder Representative shall be empowered to act, with or without the consent of the other, with respect to all matters arising under
Section 1.10(a) and the Escrow Agreement. If any Shareholder Representative shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, a replacement shall be selected as set forth in
Section 14.4.

        1.11 Exchange of Shares; Stock Transfer Books. On the Closing Date of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock (other than dissenting shares, if any) shall be entitled, upon surrender of such certificate or certificates to the Surviving Corporation, to receive as a distribution in respect of each share represented by such certificate or certificates, Exchange Shares and cash in lieu of fractional shares in accordance with Sections 1.6 and
1.9. The cash payment shall be made by corporate check of Maxwell made payable to the holder of record of Company Common Stock or the Option Holder. At the Closing Date of the Merger there shall be no further registry of transfers on the records in respect of Company Common Stock outstanding immediately prior to the Closing Date of the Merger. If any payment of cash in lieu of fractional shares is to be made in the form of a check payable to a name other than that in which the certificate for Company Common Stock surrendered is registered, or if Exchange Shares are to be issued in a name other than that in which the certificate for Company Common Stock surrendered is registered, it shall be a condition of such distribution that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment or Exchange Shares shall pay to the Surviving Corporation any transfer or other taxes required, or shall establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. If, after the Closing Date of the Merger, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Exchange Shares or cash in lieu of fractional shares as provided herein.

        1.12 Treasury and Other Stock. All shares of Company Common Stock which are held by the Company as treasury shares (if any) shall cease to exist as of the Closing Date, without any conversion thereof or exchange with respect thereto.

        1.13 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shareholders who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law or, as the case may be, Section 1300 et seq. of the California Corporations Code, (the "Dissenting Shares") shall not have any of such shares converted into the right to receive, or become exchangeable for, their applicable portion of the Maxwell Common Stock. The holders of such shares shall be entitled to receive payment of the fair value or fair market value, as the case may be, of such shares in accordance with the provisions of the applicable Section unless and until such holders fail to perfect or shall have effectively withdrawn or lost their dissenters' rights. If, after the Closing Date, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such Shareholder's shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Closing Date, the applicable portion of the Maxwell Common Stock, without interest thereon, as provided in Section 1.6, plus cash in lieu of fractional shares, as provided in
Section 1.9.


                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
              THE COMPANY, SHAREHOLDERS AND PRINCIPAL SHAREHOLDERS

        The Company, the Shareholders (other than the Principal Shareholders), severally (and not jointly and severally), and the Principal Shareholders, jointly and severally, represent and warrant to Maxwell and Newco as follows:

        2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth on Schedule 2.1, the Company is duly qualified to transact business and is in good standing in the State of California and in every other jurisdiction in which the character of its business makes such qualification necessary, except for where the failure to be so qualified would not have a material adverse effect on the Company or its business, assets, properties, prospects, financial condition or results of operations (a "Material Adverse Effect"), all of which jurisdictions are listed on Schedule 2.1 attached hereto. Except as set forth on Schedule 2.1, the Company has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete, current and correct copies of the charter and Bylaws of the Company, all as amended to date, stock ledgers, minute books and all other organizational documents of the Company have been made available to Maxwell and, as updated, will be made available to Maxwell prior to the Closing Date. The Company is not in violation of any provision of its charter or Bylaws.

        2.2 Subsidiaries. Except as set forth on Schedule 2.2, The Company does not, directly or indirectly, own or control any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business organization, trust or other entity.

        2.3 Capital Structure of the Company. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $0.001 par value ("Company Common Stock"), of which 1,771,797 shares are issued and outstanding, and all of such shares are owned of record and beneficially as set forth on
Schedule 2.3. There are 510, 943 outstanding options to purchase Company Common Stock, held by the persons and in the amounts shown on Schedule 2.3. Except for any of the transactions contemplated pursuant to this Agreement and as set forth on Schedule 2.3, there are no warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of the Company's capital stock or securities convertible into or exchangeable for any such capital stock. All of such shares have been issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Company has not violated the Securities Act or any state securities or Blue Sky laws in connection with the issuance of any such shares. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable.

        2.4 Authorization and Approvals. The Company has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been, or will be prior to the Closing Date, duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally; and except as enforcement may be limited by general principles of equity. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of the Company's Board of Directors. Except as set forth in Schedule 2.4 hereto, no further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Company of this Agreement, or the consummation by the Company of the transactions contemplated hereby, except for filing the Certificate of Merger with the Delaware Secretary of State and compliance with the Notification provisions of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and except for those which, if not obtained, would not have a material adverse impact on the ability of the Company to perform its business as currently conducted or the ability of the Company to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

        2.5 No Violations. Except as set forth on Schedule 2.5 attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or the Bylaws of the Company, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Company is a party or by which the Company or any of its respective properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its respective properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of the Company.

        2.6 Taxes.

                (a) The Company has timely filed or been included in all Tax Returns (as defined in Section 12.4) that are required to be filed by the Company with respect to the activities of the Company, or in which the Company is required to be included for any period ending on or before the Closing Date, which Tax Returns are true, correct and complete in all material respects, and the Company has paid all Taxes (as defined in Section 12.4) shown thereon to be due.

                (b) The Company has paid or caused to be paid within the time and in the manner prescribed by law all Taxes payable or due from and owed by the Company for all periods ending on or prior to the date hereof except for taxes which are accrued but not yet due and payable. All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to be previously paid, have been fully and adequately reserved for (as taxes payable or as accrued taxes) on the Financial Statements (as defined below) and the Company will not accrue a Tax liability from the date of the Financial Statements up to and including the Closing Date other than a Tax liability accrued in the ordinary course of business.

                (c) The Company has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise. The Company has not filed a Consent under
Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

                (d) No Tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of the Tax Returns now being or, to the best knowledge of the Company and the Principal Shareholders, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. The Company shall promptly notify Maxwell of any notice of pending action or proceeding involving Taxes relating to the Company between the date of this Agreement and the Closing Date. All Tax deficiencies determined as a result of any past completed audit have been satisfied. The Company has delivered to Maxwell complete and correct copies of all audit reports and statements of deficiencies with respect to any tax assessed against or agreed to by the Company for the five most recent taxable periods for which such audit reports and statements of deficiencies have been received by the Company.

                (e) Prior to the date hereof, the Company has made available to Maxwell complete, current and correct copies of the Tax Returns for the years ended in 1994, 1995, 1996 and 1997. From March 2, 1992 to December 31, 1995, the
Company was duly qualified as an "S"
corporation as defined in the Code and thereafter has been treated as a "C" corporation under the Code. Effective March 2, 1992, the Company duly and timely filed an election, executed by all persons whose signatures were required on such election, to be treated as an "S" corporation on IRS Form 2553 in accordance with the instructions on that form. Schedule 2.6 attached hereto contains a true and complete list of those states in which the Company was an "S" corporation for applicable state income tax purposes.

                (f) The Company has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions.

                (g) The Company has properly withheld income and social security or other similar Taxes and paid payroll Taxes with respect to all persons properly characterized as employees for federal, state or local Tax purposes. None of the assets of the Company are subject to any liens in respect of Taxes (other than for current taxes not yet due and payable).

                (h) The Company is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

                (i) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                (j) The Company has delivered to Maxwell complete and correct copies of all state, local and foreign income or franchise Tax Returns filed by the Company for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to taxes shown on Tax Returns described in this clause, the Company is not subject to any tax imposed on net income in any jurisdiction or by any taxing authority.

                (k) The Company has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law.

        2.7 Transactions with Affiliates. Except as set forth on Schedule 2.7 attached hereto, neither the Shareholders nor any of their Affiliates (as defined in Section 2.30 below), has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which the Company is a party, any interest (other than as a shareholder) in any properties or assets of the Company or any interest in any competitor, supplier or customer of the Company. Each transaction set forth on Schedule 2.7 was on terms comparable to those that would be obtained from a third party on an arm's-length basis.

        2.8 Financial Statements.

                (a) The Company has delivered to Maxwell prior to the date hereof, true and complete copies of (i) the unaudited balance sheet of the Company as of September 30, 1998 (the "Company Balance Sheet"), and the related consolidated statement of income, consolidated statement of shareholders' equity and consolidated statement of cash flows for the three and nine months then ended (collectively, the "Interim Financial Statements") and (ii) the audited financial statements of the Company as of and for the fiscal years ended December 31, 1995, 1996 and 1997 (including, without limitation, the related consolidated balance sheets, consolidated statements of income, consolidated statements of shareholders' equity, consolidated statements of cash flows and all notes, schedules and exhibits thereto), accompanied by an opinion of Arthur Andersen L.L.P. (collectively with the Interim Financial Statements, the "Financial Statements"), and no changes have been made thereto since the date of delivery. Except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in Schedule 2.8 hereto, the Financial Statements (i) present fairly in all material respects the financial position, results of operations and cash flows of the Company as of and for the periods then ended,
(ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the Interim Financial Statements, for the lack of footnote disclosure and normal year-end adjustments which, in the aggregate, will not be material), (iii) disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, which are required by GAAP to be disclosed thereon.

                (b) The Financial Statements reflect that the Company has set aside adequate reserves (i) with respect to inventory, for all inventory reasonably anticipated to be or become excess or obsolete, or have no value, based on facts and circumstances existing as of the date hereof and as of the Closing Date, as the case may be; and (ii) for all reasonably anticipated audit adjustments as a result of the DCAA audit of the SDL Contract.

        2.9 Title to Properties. The Company has good, valid and marketable title to all of the material properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets listed on Schedules 2.12 and 2.13 attached hereto which it purports to own. Except as set forth on Schedule 2.9, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, pledges, security interests, easements, title retention agreements or other encumbrances of any kind or nature whatsoever.

        2.10 Real Property. The Company does not own any real property, in whole or in part, and does not have any contractual obligation to purchase or acquire any interest in real property. Except as set forth on Schedule 2.10, (a) all of the buildings, structures and appurtenances situated in whole or in part on any of the Leased Property are in reasonable operating condition and in a state of reasonable maintenance and repair in all material respects, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the Company has adequate rights of ingress and egress for operation of the business in the ordinary course and consistent with past practice; (b) to the knowledge of the Company and the Principal Shareholders, none of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others in any way except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; (c) no condemnation proceeding or other litigation is pending or, to the best knowledge of the Company on the Principal Shareholders, threatened which would preclude or impair the use of any Leased Property by the Company for the purposes for which it is currently used; and (d) to the knowledge of the Company and the Principal Shareholders, the Company has not violated or failed to hold any valid and effective certificates of occupancy, or certificates relating to electrical work, zoning, other permits and licenses (including building, housing, safety, fire, health and similar permits and approvals) required by applicable law with respect to any Leased Property or the business conducted thereat, except for certificates of occupancy or other certificates that are not material to the business of the Company.

        2.11 Leases. Schedule 2.11 attached hereto contains a complete, current and correct list of all leases pursuant to which the Company leases real or personal property, including all amendments thereto (collectively, the "Leases"). Prior to the date hereof, the Company has delivered to Maxwell complete, current and correct copies of the Leases, and no changes have been made thereto since the date of delivery. Each of the Leases is valid, binding and enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Except as set forth on Schedule 2.11, there are no existing defaults by the Company under any of the Leases and no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) thereunder by the Company, and except for defaults (other than payment defaults) that could not reasonably be expected to have a Material Adverse Effect on the Company.

        2.12 Fixed Assets. Schedule 2.12 attached hereto contains a complete, current and correct list, in all material respects, of all fixtures, furniture, equipment and machinery owned, leased or used by the Company having or an original cost of $10,000 or more. The material fixed assets of the Company ("Fixed Assets") are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put. None of the Fixed Assets are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

        2.13 Intellectual Property.

                (a) Schedule 2.13(a) hereto sets forth a complete list of all registered (and material unregistered) trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever which is, has been or is presently planned to be used in the business of the Company (the "Trademarks"). Except as set forth on Schedule 2.13(a), (i) each of the Trademarks is valid and registered in the name of the Company on the Principal Register of the United States Patent and Trademark Office and in the foreign countries indicated thereon, (ii) the Company and the Principal Shareholders have no knowledge of any infringement of the Trademarks by others, (iii) the continued use of the Trademarks in the business of the Company (as the business has heretofore been conducted and as currently planned by the Company) will not result in any infringement of the rights of others in the United States, and neither the Company nor the Principal Shareholders have any knowledge of any such claim as to any Trademarks registered in the foreign countries identified on Schedule 2.13(a), (iv) the Company is the sole and legal owner of the Trademarks in the countries indicated on Schedule 2.13(a) and in all other jurisdictions in which the Company uses, has used or plans to use any Trademark and, as of the date hereof, neither the Company nor the Principal Shareholders has knowledge of any claim by any other person that such other person is the legal owner of such Trademarks, (v) the Company has not granted any license or right to use any Trademark to any other person, and (vi) each of the Trademarks registered in the United States is and has been in use in interstate commerce since the date of first use in the application or any non- use of such trademark is excused under applicable law except, in the case of any of the foregoing, for facts or circumstances which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                (b) Schedule 2.13(b) hereto sets forth a complete list of all patents, patent applications, inventions, invention disclosures of any type whatsoever which is, has been or is presently planned to be used by the Company, (the "Patents"). Except as set forth on Schedule 2.13(b), (i) each of the Patents is valid and registered in the name of the Company in the United States Patent and Trademark Office and in the foreign countries indicated thereon, (ii) neither the Company nor the Principal Shareholders have knowledge of any infringement of the Patents by others, (iii) the continued use of the Patents by the Company (as the business of the Company has heretofore been conducted and as currently planned by the Company) will not result in any infringement of the rights of others in the United States, and the Company and the Principal Shareholders have no knowledge of any such claim as to any Patents registered in the foreign countries identified on Schedule 2.13(b), (iv) the Company is the sole and legal owner of the Patents in the countries indicated on Schedule 2.13(b) and in all other jurisdictions in which the Company uses, has used or plans to use any Patent and, as of the date hereof, neither the Company nor the Principal Shareholders have knowledge of any claim by any other person or entity that such other person or entity is the legal owner of such Patents, except, in the case of any of (i)-(iv) above, for facts and circumstances which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, and (v) the Company has not granted any license or right to use any Patent to any other person.

                (c) Schedule 2.13(c) hereto sets forth a complete list of all registered (and material unregistered) copyrights of any type whatsoever which is, has been or is presently planned to be used in the business of the Company (the "Copyrights"). Except as set forth on Schedule 2.13(c), (i) each of the Copyrights is valid and registered in the name of the Company in the United States Copyright Office and in the foreign countries indicated thereon, (ii) as of the date hereof, the Company has no knowledge of any infringement of the Copyrights by others, (iii) the continued use of the Copyrights in the business of the Company (as the business has heretofore been conducted and as currently planned by the Company) will not result in any infringement of the rights of others in the United States, and the Company has no knowledge of any such claim as to any Copyrights registered in the foreign countries identified on Schedule 2.13(c), (iv) the Company is the sole and legal owner of the Copyrights in the countries indicated on Schedule 2.13(c) and in all other jurisdictions in which the Company uses, has used or plans to use any Copyright and, as of the date hereof, has no knowledge of any claim by any other person that such other person is the legal owner of such Copyrights, and (v) the Company has not granted any license or right to use any Copyright to any other person except, in the case of any of the foregoing, for facts or circumstances which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                (d) Except as set forth on Schedule 2.13(d) hereto, the Company has valid and enforceable contracts with each and every employee, consultant and/or contractor of the Company which vests with the Company all rights in any invention, copyright and/or trade secret which relates to the business of the Company to the fullest extent permitted by law and also protects the trade secrets and/or proprietary information of the Company to the fullest extent permitted by law.

                (e) No infringement, illicit copying, misappropriation or violation of any third party intellectual property rights has or would reasonably be expected to occur with respect to the Company's use of the intellectual property rights embodied in the intellectual property set forth on Schedules 2.13(a), 2.13(b) and 2.13(c), as currently being used by the Company.

                (f) Except for licenses to use software disclosed as Contracts on Schedule 2.18(a), there are no other material agreements requiring the Company to make payments or provide any consideration for, or restricting the Company's right to use, any intellectual property rights of third parties.

                (g) Except as set forth on Schedule 2.13(g), the software and hardware products of the Company; (i) meet in all material respects all the functional specifications for which they were designed or programmed; (ii) to the best knowledge of the Company, are free from significant bugs, defects or errors, viruses, worms, bombs, traps or other code designed to or having the effect of interrupting normal processing, corrupt data or render the software or hardware products unusable (collectively "Viruses"); and (iii) in the case of software, have been maintained on media and hardware that are free from material defects.

                (h) The Company performs on a regular and professional basis checks and procedures to determine the presence of Viruses in or on its software or hardware.

        2.14 Accounts Receivable. A complete, current and correct list of all accounts receivable of the Company as of October 31, 1998 ("Accounts Receivable") has been delivered to Maxwell prior to the date hereof, and sets forth the aging of such Accounts Receivable. The Accounts Receivable represent bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business of the Company and consistent with past practices. Except as set forth on Schedule 2.14 attached hereto, to the best knowledge of the Company and the Principal Shareholders, there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable, or any other account receivable created after October 31, 1998. The Accounts Receivable (net of any reserves reflected in the Financial Statements) are valid and collectible in the ordinary course of business of the Company. The reserves for uncollectible accounts receivable reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, and are consistent with past practices.

        2.15 Licenses and Permits. Schedule 2.15 attached hereto contains a complete, current and correct list of all governmental licenses, permits, franchises, rights and privileges necessary for or material to the present conduct of the Company's business (the "Licenses"). Except as set forth in
Schedule 2.15, the Company possesses all such Licenses. Each of the Licenses is in full force and effect, and there are no pending or, to the best knowledge of the Company and the Principal Shareholders, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses. Prior to the date hereof, the Company shall have delivered to Maxwell a complete, current and correct copy of each of the Licenses.

        2.16 Insurance. Schedule 2.16 attached hereto contains a complete, current and correct description of all existing policies of fire, liability, workers' compensation and all other forms of insurance maintained by the Company. Except as set forth on Schedule 2.16, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies (a) are adequate for compliance with all agreements or instruments to which the Company is a party, or pursuant to which any of its businesses, properties or assets may be subject, (b) are valid, outstanding and enforceable policies, (c) provide insurance coverage in the amounts indicated in such policies for the Company's business, properties, assets and operations of the Company as presently conducted and (d) will remain in full force and effect through the respective dates set forth on Schedule 2.16, without the payment of additional premiums. Schedule 2.16 also describes all claims of the Company which are pending under such insurance policies or have been paid to the Company since January 1, 1995. Since January 1, 1995, the Company has not been refused coverage by any insurance carrier with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Prior to the date hereof, the Company has delivered to Maxwell complete, current and correct copies of all of the policies of insurance which are maintained by the Company.

        2.17 Absence of Certain Changes. Except as set forth in Schedule 2.17 attached hereto, and except for the transactions specifically contemplated under this Agreement, since December 31, 1997 or other date as specified, the Company has conducted its business in the ordinary course consistent with past practice, and there has not been:

                (a) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock of the Company, or any redemption, purchase or other acquisition of any of the securities of the Company, or any other payment to any stockholder of the Company in its capacity as a stockholder;

                (b) Any transaction involving the Company not in the ordinary course of business, including any sale of material properties or assets (other than inventory in the ordinary course);

                (c) Any material adverse change in the prospects, results of the operations, liabilities, financial condition or business of the Company;

                (d) Any loan or advance by the Company to any person, except normal travel advances or other reasonable expense advances to officers or employees of the Company and normal trade terms extended to customers;

                (e) Any indebtedness for borrowed money incurred by the Company or any commitment to incur indebtedness for borrowed money entered into by the Company, or any loans made or agreed to be made by the Company other than pursuant to commitments or credit facilities existing on December 31, 1997 and set forth on Schedule 2.17;

                (f) Any capital expenditures or commitments to make capital expenditures materially in excess of the amount budgeted for 1998, and a copy of such budget has been made available to Maxwell;

                (g) Any material change in the Company's lines of business or management practices and procedures;

                (h) Any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on the Company;

                (i) Except in the ordinary course of business of the Company and consistent with past practices, any payment, satisfaction, discharge or cancellation of any debts or claims of the Company;

                (j) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the Company's properties or assets, or any assumption of, or taking any properties or assets subject to, any liability;

                (k) Any cancellation of any indebtedness owed to the Company in an aggregate amount greater than $2,500 or waiver of any rights of similar value to the Company relating to any of its business activities or properties, other than in the ordinary course of business;

                (l) Any failure to repay any obligation of the Company;

                (m) Any amendment, modification or termination of any material contract or agreement to which the Company is a party or pursuant to which its properties or assets may be bound;

               (n) Any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever with respect to the Company's business or termination of any such rights;

                (o) Except as set forth on Schedule 2.17, since March 31, 1998, any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any officer or director of the Company, its employees, or to any of its Affiliates (as that term is defined in Section 2.30), or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of the Company or upon termination of such parties;

                (p) Since October 31, 1996, any issuance by the Company of, or commitment by it to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity interests;

                (q) Any adoption by the Company of any new Benefit Plan (as that term is defined in Section 2.25), or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of the Company;

                (r) Any settlement of any material litigation or entry of any judgment against the Company with a value of $50,000 or more (which judgment has not been stayed or satisfied);

                (s) Any alteration in the manner of keeping the books, accounts or records of the Company or in the manner of preparing the Financial Statements, or in the accounting practices of the Company, except as may be required by any modification or change in GAAP;

                (t) Any revaluation by the Company of any of its assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                (u) The occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a Material Adverse Effect on the Company.

        2.18 Contracts.

                (a) Schedule 2.18(a) attached hereto contains a complete, current and correct list of all contracts, commitments, obligations or agreements of the Company, whether written or oral, formal or informal (the "Contracts"): (i) pursuant to which the Company will make or receive payments in excess of $50,000 per annum; (ii) regarding financing for the Company; (iii) with Affiliates; (iv) with employees, consultants or independent contractors; (v) constituting Client Contracts (as defined below); (vi) resulting in the creation of any lien or security interest (including lease notifications); or (vii) otherwise material to the business of the Company. Other than as set forth on Schedule 2.18(a), to the knowledge of the Company and the Principal Shareholders, no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts and thereby allow a party thereto to terminate and/or claim damages therefor. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of the Company and, to the knowledge of the Company and the Principal Shareholders, of the other parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. The Company is not a party to any Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, the Company has made available to Maxwell a complete, current and correct copy of each of the written Contracts, as well as a written summary of each of the oral Contracts, including all amendments and modifications thereto.

                (b) Schedule 2.18(b) attached hereto identifies those Contracts for work to be performed by the Company that are partially performed at the date hereof (as updated to the Closing Date) or on which services have not commenced on the date hereof (or as updated to the Closing Date) consisting of all Fixed Price Contracts (as defined below) and those cost plus fixed fee Contracts with a value of $50,000 or more (collectively "Client Contracts"). Schedule 2.18(b)
(i) identifies each Client Contract which is subject to a maximum cost, a fixed fee or a lump sum ("Fixed Price Client Contracts") and (ii) states the estimated percentage of completion for each Fixed Price Client Contract (other than a purchase order) listed thereon and the estimated costs and expense required to complete the Fixed Price Client Contract. With respect to the Fixed Price Client Contracts, the Company will not incur any loss or diminution of profit thereon except to the extent reserved on the Interim Financial Statements, or set forth on Schedule 2.18(b). With respect to each other Client Contract, except as described on Schedule 2.18(b) attached hereto and except to the extent caused solely by occurrences or agreements subsequent to the Closing Date or by the acts or omissions of Maxwell, all services that are performed after the Closing Date by the Surviving Corporation on Client Contracts will be fully billable by the Surviving Corporation at no less than the rates that are shown on such Client Contracts and neither Maxwell nor the Surviving Corporation will be required to provide any time reductions, unbilled services, discounted services or other discounts on the Client Contracts unless Maxwell voluntarily agrees to such reductions, services or discounts. After the date hereof, the Company and Maxwell shall cooperate to secure any amendments to Contracts shown on Schedule 2.18(b) required to permit the Surviving Corporation to bill the other party to each Contract shown on Schedule 2.18(b) for all services performed after the Closing Date on each such Contract at the rates stated in each such Contract.

        2.19 Client and Supplier Relationships. The Company and the Principal Shareholders have not received any notice and are not in possession of any actual knowledge which might reasonably indicate that any of its current clients, customers, subcontractors or suppliers intends to cease retaining, purchasing from, selling to or dealing with the Company in the manner in which such transactions have previously occurred, nor has the Company received any notice or is in possession of any actual knowledge which might reasonably lead it to believe that any current client, customer, subcontractor or supplier intends to alter in any respect the amount of such retention, purchases or sales or the extent of dealings with the Company or would alter in any respect any such retention, purchases, sales or dealings in the event of the consummation of the transactions contemplated hereby. The Company is current and in full compliance with respect to all of its obligations to its suppliers and subcontractors.

        2.20 Compliance With Laws. Except as disclosed on Schedule 2.20, the Company's business has been conducted in compliance with all, and is not in violation of, applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company and its business, including without limitation all such laws, regulations, ordinances and requirements relating to insurance, environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. The Company has not received any written notification of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

        2.21 No Undisclosed Liabilities. Except as disclosed in the Interim Financial Statements or on Schedule 2.21 attached hereto, the Company has no material liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except liabilities incurred after September 30, 1998 in the ordinary course of business consistent with past practice and not prohibited by this Agreement. The Company has (x) with respect to contracts between the Company and the U.S. Government, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, for defective pricing, post-contract adjustment due to contract close-out, or mischarging, other than liabilities stated or adequately reserved in the Interim Financial Statements, or (y) with respect to all Client Contracts, no liabilities for loss contracts, other than liabilities (i) stated or adequately reserved in the Interim Financial Statements or reflected in the footnotes thereto, or (ii) reflected in
Schedule 2.21, which, in the case of (x) or (y), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

        2.22 Employees. Schedule 2.22 attached hereto contains a complete, current and correct list of all of the Company's employees ("Employees"), which includes the job position and compensation payable to each (excluding bonuses) of the Employees. Except to the extent set forth in Schedule 2.22:

                (a) The Company is in compliance with all laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor, including without limitation Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act, the federal Employee Retirement Income Security Act of 1974 ("ERISA"), and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, except where the failure to be in compliance would not have a Material Adverse Effect;

                (b) There is no pending or, to the best knowledge of the Company and the Principal Shareholders, threatened charge, complaint, allegation, application or other process or claim against the Company before any federal, territorial, state or local or other governmental or administrative agency or other entity relating to employment matters;

                (c) No employees of the Company are covered by any collective bargaining agreement, nor, to the best knowledge of the Company and the Principal Shareholders, is there any effort being made by any union to organize the Company's employees; and

                (d) The Company has paid and performed in all material respects all obligations when due with respect to its employees, consultants, independent contractors, agents, officers and directors, including without limitation the payment of any accrued and payable wages, severance pay, vacation pay, benefits and commissions, except those obligations which are in good faith being challenged by the Company as not valid obligations of the Company as more fully described on Schedule 2.22.

        2.23 Litigation. Except as set forth in Schedule 2.23 attached hereto:

                (a) There is no pending or, to the best knowledge of the Company and the Principal Shareholders, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Company or any director, officer or employee of the Company in his or her capacity as such, or the assets, properties or business of the Company, or the transactions contemplated by this Agreement, nor to the best knowledge of the Company and the Principal Shareholders, are there any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry.

                (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting the Company or any officer, director or employee of the Company from conducting or engaging in any aspect of the Company's business, or requiring the Company or any officer, director or employee of the Company to take certain action with respect to any aspect of the Company's business.

                (c) The Company is not in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

                (d) The matters set forth on Schedule 2.23 could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        2.24 Environmental Matters.

                (a) Definitions. The following terms, when used in this Section
2.24 shall have the following meanings:

                        (i) "Company" for purposes of this Section 2.24 includes
(A) all Affiliates of the Company (B) all partnerships, joint ventures and other entities or organizations in which the Company was at anytime or is a partner, joint venturer, member or participant, and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

                        (ii) "Release" means any release, threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                        (iii) "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.

                        (iv) "Environmental Laws" mean all laws which regulate or relate to (A) the protection or clean-up of the environment, (B) the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling, or Release of Hazardous Substances, (C) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or (D) the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws include, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal, state or local law.

                        (v) "Environmental Conditions" mean the Release of any Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company has or may become liable to any person or entity or by reason of which the business of the Company or any of its Assets may suffer or be subjected to any lien, encumbrance or liability.

                        (vi) "Site" means any real property now or previously owned or operated by the Company.

                (b) Compliance and Liability. The Company and, to the knowledge of the Company and the Principal Shareholders, each Site, is in compliance with all, and the Company has no liability under any, Environmental Laws, except where the failure to comply or liability would not reasonably be expected to have a Material Adverse Effect on the Company;

                (c) Releases and Environmental Conditions. The Company has not made, caused or permitted any Release at any Site, and to the knowledge of the Company and the Principal Shareholders, no Release has occurred at any Site and there are no present or past Environmental Conditions in any way relating to the Company or, to the knowledge of the Company and the Principal Shareholders, any Site, except for any Release or Environmental Conditions which would not reasonably be expected to have a Material Adverse Effect on the Company;

                (d) Environmental Audits. The Company has delivered to Maxwell copies of all environmental audits or other studies or reports relating to any Environmental Condition or relating to the Company or any Site;

                (e) Potentially Responsible Party. The Company is not a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law;

                (f) Notice of Violation. The Company has not received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (x) any Release by the Company at any Site or other location, or (y) any violation of or non-compliance by the Company with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received any notice of any other claim, demand or action by any person or entity alleging any actual or threatened injury or damage to any person, entity, property, natural resource or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Substances.

                (g) Notices, Warnings and Records. The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation any notices and consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

        2.25 Employee Benefits.

                (a) Schedule 2.25 sets forth a true and complete list of (i) all employee benefit plans, as defined in Section 3(3) of ERISA and (ii) all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other compensation or employee benefit plans, programs, agreements or arrangements, maintained or contributed to by the Company for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of plans shall be collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under the plan arise by reason of its being a "successor employer" under applicable law. Except as set forth on Schedule 2.25, the Company does not have any material unwritten compensation arrangements which, if put into writing, would constitute a Benefit Plan.

                (b) The Company has delivered or made available to Maxwell a true and complete copy of:

                        (i) Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and
Schedule 2.25 includes a description of any such amendment that is not in writing);

                        (ii) The current draft of the Summary Plan Description of each Benefit Plan (if applicable);

                        (iii) The most recent Internal Revenue Service determination letter (if applicable) for each Benefit Plan, which determination letter, except as set forth on Schedule 2.25, reflects all amendments that have been made to the Benefit Plan.

                        (iv) The two most recent Form 5500s that were filed on behalf of each Benefit Plan.

                (c) All Benefit Plans maintained by the Company, or to which the Company contributes or is required to contribute, to the extent required, comply with the provisions of and have been administered and maintained in compliance with the provisions of ERISA, the Code, and all other applicable laws in all material respects. The Company does not currently maintain any, and in the past has never maintained any, "Defined Benefit Plan" within the meaning of Section 414(j) of ERISA and the Company does not currently contribute to, and in the past has never contributed to, any Defined Benefit Plan.

                (d) Except as set forth on Schedule 2.25, the Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

                (e) None of the persons performing services for the Company have been improperly classified as independent contractors, leased employees (within the meaning of Section 414(n) of the Code) or as being exempt from the payment of wages for overtime.

                (f) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All unpaid liabilities of the Company with respect to, and all unfunded benefits (whether vested or not) under, each Benefit Plan have been calculated and are reflected in the Company's financial statements in accordance with GAAP, and any such liabilities incurred after the date of such financial statements will be incurred in the ordinary course of business, determined in a manner substantially similar to that used in such financial statements.

                (g) There are no investigations, proceedings, or lawsuits, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, or federal.

                (h) There are no pending or, to the best knowledge of the Company or the Principal Shareholders, threatened lawsuits or other claims (other than routine claims for benefits under the plan and qualified domestic relations orders) against or involving (i) any Benefit Plan, or (ii) any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary, or Fiduciary thereunder, nor is there any reasonable basis for any such claim.

                (i) The Company has no intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify or change any existing Benefit Plan so as to materially increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be materially increased subsequent to the date documents are provided to Maxwell.

                (j) Except as provided in the Schedule 2.25, none of the Benefit Plans or employment contracts with the Company provide any benefits that become payable solely as a result of the consummation of this transaction.

        2.26 Bank Accounts. Schedule 2.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature.

        2.27 Corporate Records. The minute books of the Company reflect material actions taken to this date by the shareholders, board of directors and committees of the board of directors of the Company, and contain true and complete copies of their respective charters, Bylaws and all amendments thereto.

        2.28 Accounting Records. The Company maintains accounting records which fairly and validly reflect its transactions and maintains accounting controls sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

        2.29 Omitted.

        2.30 Affiliates. Schedule 2.30 hereto sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, or otherwise under applicable Securities and Exchange Commission ("Commission") accounting releases with respect to pooling-of-interests accounting treatment ("Affiliates").

        2.31 Brokers and Finders. Except for Arthur Andersen L.L.P. who will receive no more than $370,000 in total compensation, neither the Shareholders nor the Company has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Shareholders or the Company, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither the Shareholders nor the Company knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Company or the Shareholders or of any basis for such a claim. A copy of the Arthur Andersen L.L.P. engagement letter is attached as Schedule 2.31.

        2.32 Inventory. All inventories reflected in the Financial Statements are stated at the lower of cost (first-in, first-out method) or market, and, as so stated, are in good condition and are currently usable or salable in the category in which they are inventoried, in the ordinary course of business of the Company, without discounts other than normal trade discounts regularly offered by the Company for prompt payment or quantity purchase, net of reserves shown on the balance sheet of the Company.

        2.33 Year 2000 Compliance. The Company does not sell, nor has it sold, any application programs, databases, software or hardware (including distributed systems and embedded chips), the performance of which will be adversely affected by dates after the commencement of the year 2000 ("Year 2000 Matters") except to the extent such adverse effects would not have a Material Adverse Effect on the Company. To the knowledge of the Company and the Principal Shareholders, none of the application programs, databases, software or hardware owned or licensed by the Company or used in its business will be adversely affected in performance by Year 2000 Matters. To the knowledge of the Company and the Principal Shareholders, based solely on communications with customers and suppliers through the date of this Agreement or the Closing Date, as the case may be, no customer or supplier of the Company will fail to complete any material transaction with the Company, nor will the Company experience material interruptions in supply or delays in sales, as a result of Year 2000 Matters. Set forth in Schedule 2.33 is a description of the Company's compliance program with respect to Year 2000 Matters and a statement as to its progress in meeting such program's compliance schedule and goals as of the date hereof.

        2.34 Government Contracts. To the knowledge of the Company and the Principal Shareholders, the Company has not been suspended or debarred from bidding on contracts or subcontracts with any governmental entity and no such suspension or debarment has been initiated or threatened. The consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment. The Company has not been audited or investigated and is not now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. governmental entity, any similar agencies or instrumentalities of any foreign governmental entity, or any prime contractor with a governmental entity nor, to the Company's knowledge, has any such audit or investigation been threatened. To the Company's or the Principal Shareholders' knowledge, there is no valid basis for (a) the suspension or debarment of the Company from bidding on contracts or subcontracts with any governmental entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any governmental entity.

        2.35 Product Liability and Warranties. Each product designed, manufactured, sold, leased, or delivered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability (and, to the knowledge of the Company and the Principal Shareholders, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims in the Interim Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or service designed, manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 2.35 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

        2.36 Absence of Certain Payments. The Company, nor any of its officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country which could result in a material liability to the Company and, without limiting the generality of the preceding clause, (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others which could result in a material liability to the Company. None of the Company or any of its directors, officers, employees or agents or other people acting on their behalf has accepted or received any unlawful contributions, payments, gifts or expenditures which could result in a material liability to the Company.

        2.37 Application to Issue Maxwell Securities; Proxy Statement.

                (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the Application for Qualification of Securities under Section 25121 of the California Corporate Securities Law of 1968, as amended (the "California Securities Law") to be filed with the California Department of Corporations (together with any amendments or supplements thereto, the "Application") by Maxwell which Application will be the subject of a fairness hearing to be held pursuant to the provisions of Section 25142 of the California Securities Law (the "Fairness Hearing") so that the issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption provided by Section 3(a)(10) of the Securities Act, or (ii) the proxy statement relating to the meeting of the Shareholders (the "Shareholder Meeting") in connection with the submission of this Agreement to the Shareholders and the issuance of Exchange Shares in the Merger to be filed as an exhibit to the Application (the "Proxy Statement") will, at the respective times filed with the California Department of Corporations and, in addition in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders, and at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Application and Proxy Statement will comply as to form in all material respects with the applicable provisions of the California Securities Law and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Application or a supplement to the Proxy Statement, the Company shall promptly inform Maxwell. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Maxwell or Newco which is contained in or incorporated by reference in any of the foregoing documents.

                (b) The Company has not taken any action that constitutes an "offer", "offer to sell", "offer for sale" or "sale" of Maxwell Common Stock within the meaning of Rule 145 under the Securities Act.

                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF EACH PRINCIPAL SHAREHOLDER

        Each Principal Shareholder, severally and not jointly, represents and warrants to Maxwell and Newco as follows:

        3.1 Title to Shares. The Principal Shareholder is the record and beneficial owner of the shares of Company Common Stock set forth opposite such Principal Shareholder's name on Schedule 2.3 hereto, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever, with full power and authority to convey such shares in accordance with the terms of this Agreement.

        3.2 Authorization and Approvals. The Principal Shareholder has all requisite legal power and authority to enter into this Agreement and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Escrow Agreement have been, or will be prior to the Closing Date, duly executed and delivered by the Principal Shareholder and constitute the legal, valid and binding obligations of the Principal Shareholder, enforceable in accordance with their terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally.

        3.3 No Violations. Neither the execution and delivery of this Agreement or the Escrow Agreement nor the consummation of the transactions contemplated hereby and thereby will (a) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Principal Shareholder is a party or by which the Principal Shareholder or any of his properties or assets may be bound, other than obligations to be discharged on or immediately after Closing, (b) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Principal Shareholder or any of his properties or assets or (c) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon the shares of Company Common Stock held by the Principal Shareholder or upon any of the assets of the Company.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                                MAXWELL AND NEWCO

        Maxwell and Newco, jointly and severally, represent and warrant to the Company and the Shareholders as follows:

        4.1 Organization and Power; Foreign Qualification. Maxwell and Newco are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite corporate power and authority to own, lease and operate their properties, and to carry on their businesses, as such are now being conducted. Maxwell and Newco are duly qualified to transact business and are in good standing in every jurisdiction in which the character of their business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets, properties, financial condition, results of operation, prospects or business of either such corporation.

        4.2    Capital Structure of Maxwell and Newco.

                (a) The authorized capital stock of Maxwell consists of 40,000,000 shares of common stock, $.10 par value, of which 8,452,636 shares were issued and outstanding as of November 6, 1998. Except for any of the transactions contemplated pursuant to this Agreement, as set forth on Schedule 4.2, and for outstanding stock options granted to Maxwell's officers, directors, employees and advisors, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of Maxwell's capital stock, or securities convertible into or exchangeable for any such capital stock. All of the outstanding shares of capital stock of Maxwell have been duly authorized, validly issued and are fully paid and nonassessable.

                (b) The authorized capital stock of Newco consists of 1,000 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding, and all of the outstanding shares are owned by Maxwell.

        4.3 Authorization and Enforceability of Agreements. Each of Maxwell and Newco has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Maxwell and Newco and constitutes the legal, valid and binding obligations of Maxwell and Newco, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. This Agreement, and all ancillary agreements hereto at the time they are entered into ("Ancillary Agreements"), have been duly and validly authorized by and approved by all requisite corporate action on the part of Maxwell and Newco. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Maxwell and Newco of this Agreement or the consummation by Maxwell and Newco of the transactions contemplated hereby, except for (i) the issuance by the California Department of Corporations of a Permit and Certificate of Issuance of Permit authorizing the issuance of the Exchange Shares, and (ii) the expiration or termination of the waiting period under the HSR Act and except for those which, if not obtained, would not have a material adverse impact on the ability of Maxwell and Newco to perform their businesses as currently conducted or the ability of Maxwell and Newco to execute and deliver this Agreement, or to consummate the transactions contemplated hereby.

        4.4 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the respective charter or Bylaws of Maxwell or Newco, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Maxwell or Newco is a party or by which Maxwell or Newco or any of their respective properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Maxwell or Newco or any of their respective properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Maxwell's or Newco's respective businesses.

        4.5 Financial Statements and Commission Reports. Maxwell has timely filed all required forms, reports, statements and documents with the Commission since January 1, 1996, all of which have complied in all material respects with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Maxwell will deliver or make available to the Company and the Shareholders true and complete copies of (i) its Annual Report on Form 10-K for the fiscal year ended July 31, 1998, and (ii) all other reports, statements and registration statements filed or required to be filed by it with the Commission since July 31, 1998 (the documents referred to in clauses
(i) and (ii) being hereinafter referred to as the "Maxwell SEC Reports"). As of their respective dates, the Maxwell Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Maxwell included in the Maxwell SEC Reports were prepared in conformity with GAAP applied on a consistent basis, and present fairly in all material respects the consolidated financial position, results of operations and cash flows of Maxwell and its consolidated subsidiaries as of the date and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of certain notes thereto and normal year-end adjustments.

        4.6 Brokers and Finders. Neither Maxwell nor Newco has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Maxwell or Newco, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither Maxwell nor Newco knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of Maxwell or Newco or of any basis for such a claim.

        4.7 Exchange Shares. The Exchange Shares to be issued and delivered pursuant to this Agreement and the Agreement of Merger will, on delivery of certificates therefor in accordance with the terms hereof, be duly authorized, fully paid and nonassessable shares, validly issued and outstanding. Maxwell is not aware of any facts or circumstances that would prevent it from satisfying its obligation to file the Application and to have the Commissioner of the California Department of Corporations approve of the exchange of securities and issue a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares or from satisfying its obligation to cause the Exchange Shares to be designated for listing on the Nasdaq National Market.

        4.8 No Material Adverse Changes. Since July 31, 1998, there has not occurred any event, nor has there been the development of any condition, which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, prospects or business of Maxwell and its subsidiaries, taken as a whole.

        4.9 Application; Proxy Statement. Subject to the accuracy of the representations of the Company in Section 2.37(a), the Application shall not, at the time it is filed with the California Department of Corporations and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 2.37(a), the Proxy Statement will not, at the date it or any amendments or supplements thereto are mailed to shareholders, and at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to Maxwell, Newco, or any of their respective Affiliates, officers or directors should be discovered by Maxwell which should be set forth in an amendment to the Application or a supplement to the Proxy Statement, Maxwell will promptly inform the Company. Notwithstanding the foregoing, Maxwell makes no representation or warranty with respect to any information supplied by or on behalf of the Company which is contained in, or furnished in connection with the preparation of, the Application or the Proxy Statement.

        4.10 Affiliates. Based on information supplied to Maxwell by the Company and to Maxwell's knowledge, as of the date of this Agreement, none of the Principal Shareholders would, after the Effective Time, be deemed to be affiliates of Maxwell under Rule 145 of the Securities Act, or otherwise under applicable Commission accounting releases with respect to pooling-of-interests accounting treatment.

        4.11 Representations Required for Tax-Free Reorganization. Prior to and as of the Closing Date, Maxwell shall be in control of Newco within the meaning of Section 368(c)(1) of the Code. Maxwell does not plan nor does it intend for the Company to issue additional shares of the Company Common Stock that would result in Maxwell losing control of the Company within the meaning of Section 368(c)(1) of the Code. Maxwell has no plan or intention to reacquire any of its Common Stock issued in the Merger, other than purchases that may occur in the ordinary course of Maxwell's stock buyback plan. Maxwell has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or other wise dispose of the Common Stock of the Company except for transfers of stock to corporations controlled by Maxwell, or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company. Newco will have no liabilities assumed by the Company, nor will it transfer to the Company any assets subject to liabilities in the Merger. Following the Merger, Maxwell intends to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business. Maxwell does not own, nor has it owned during the past five years, any shares of the Common Stock of the Company. Maxwell is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.


                                    ARTICLE 5

               COVENANTS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

        5.1 Covenants Pending Closing. Each of the Company and the Principal Shareholders jointly and severally agree that from the date hereof to the Closing Date the Company will, except in the ordinary course of business or to the extent that Maxwell shall otherwise give its written consent, which shall not be unreasonably withheld or delayed:

                (a) Operate its business (including collection of the accounts receivable and payment of accounts payable) substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use its best efforts to preserve intact its present business organization and preserve its relationships with persons having business dealings with it;

                (b) Maintain all of the assets and properties related to its business in customary repair, order and condition, reasonable wear and tear and damage by unavoidable casualty excepted, and take all steps reasonably necessary to maintain its intangible assets, including, without limitation, its patents, trademarks, trade names and copyrights and any pending applications therefor;

                (c) Maintain its books, accounts and records, in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles applied on a consistent basis and consistent with past practice;

                (d) Except for Taxes contested in good faith, pay all Taxes upon its properties, business and income as they become due;

                (e) Refrain from disposing of or encumbering any of its properties and assets;

                (f) Maintain insurance upon its business and related assets and properties in respect of the kinds of risks customarily insured against, in accordance with its current practices;

                (g) Not do any act which would cause a breach of or default under any Client Contract or other material contract, commitment or obligation of it;

                (h) Not declare or pay any dividends on or declare or make any other distribution, direct or indirect, on account of any shares of its capital stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the Company Common Stock;

                (i) Not borrow any money, or incur, assume or guaranty or otherwise become directly or indirectly responsible for the payment of any indebtedness or obligation of any officer, director, employee or agent or of any other person (other than the endorsement of negotiable instruments for deposit or collection or any other transactions in the ordinary course of business and consistent with past practice under credit facilities existing on the date hereof);

                (j) Not fail to repay any obligation of the Company;

                (k) Not mortgage, pledge or subject to lien, charge or encumbrance of any kind, any of the Company's properties or assets, or assume to take any properties or assets subject to any liability;

                (l) Not settle any material litigation or consent to the entry of a judgment against the Company in the amount of $50,000 or more;

                (m) Not amend the Company's charter or bylaws;

                (n) Not amend or modify in a manner materially adverse to the Company, or terminate, any Contract to which the Company is a party or pursuant to which the Company's assets may be bound;

                (o) Except as described on Schedule 2.17, not increase, or commit to increase, the direct or indirect compensation payable or to become payable to its officers or directors, or to any of its employees or Affiliates, or commit to make severance, bonus or special payments to any of such parties, upon a change in ownership or management or upon termination of such parties;

                (p) Not commit to make capital expenditures materially in excess of the Company's 1998 budget for capital expenditures, or make such expenditures;

                (q) Not amend, terminate or waive any material right with respect to its business;

                (r) Not adopt any new Benefit Plan or any amendment to any Benefit Plan to provide any new or additional plan, programs, contracts or arrangements involving direct or indirect compensation to any of its officers, directors, employees, former employees, or any of their dependents or beneficiaries;

                (s) Not alter its operating policies and procedures;

                (t) Promptly advise Maxwell in writing of any material adverse change in its condition (financial or otherwise), assets, liabilities, earnings, business or prospects, and provide Maxwell with all current financial data;

                (u) Promptly advise Maxwell in writing of the termination or threatened termination of any key employee of the Company;

                (v) Promptly advise Maxwell of the commencement or threat of any suit, claim, action or litigation, or any administrative, arbitration or other proceedings or governmental investigations or inquiries;

                (w) Duly comply with all laws applicable to it and to the conduct of its business; and

                (x) Not take, or commit to take, any action or fail to take or commit to refrain from taking any action that would as of the date hereof be in breach of, or cause a revision to the schedule provided for in Section 2.17 hereof.

        5.2 Consents and Approvals; Fulfillment of Conditions. The Company and the Shareholders will use their reasonable best efforts to (i) obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (ii) to obtain all governmental consents and novations necessary in connection with the transactions contemplated by this Agreement with respect to the Client Contracts, and (iii) perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date.

        5.3 Acquisition Proposals. Until the earlier of (i) January 31, 1999 (provided, however, that such date shall be extended to the later of (x) the date that is 30 days after the Proxy Statement is mailed to the Shareholders, so long as the Application was filed with the California Department of Corporations by Maxwell prior to December 31, 1998 or (y) five business days after the waiting period under the HSR Act has expired or been terminated, or (ii) the date Maxwell has notified the Company that Maxwell no longer intends to pursue the Merger, neither the Company nor any Principal Shareholder or any of their officers, directors, agents, representatives or affiliates will directly or indirectly communicate, solicit, encourage or engage in any discussion or negotiation with another person (including, without limitation, providing information concerning the Company's business, properties, assets or financial condition) with respect to the sale of the Company, sale of any capital stock of the Company, or sale of any material portion of its assets or any merger or other business combination involving the Company (an "Alternative Transaction"). If the Company or any Principal Shareholder or any of their officers, directors, agents, representatives or affiliates or officers, directors, agents or representatives of such affiliates receives any proposal for an Alternative Transaction, the Company will promptly notify Maxwell of the terms of such proposal and the identity of the party making such proposal. In the event (i) the Company or any Principal Shareholder or any of their officers, directors, agents, representatives or affiliates do not comply with the agreement in this paragraph, (ii) the transaction contemplated hereby is not consummated, and
(iii) the Company or its shareholders enter into or agree to enter into an Alternative Transaction prior to October 31, 1999, then Maxwell may pursue all available remedies at law or in equity, and in the event the Merger contemplated hereby is not consummated, the Company shall pay Maxwell $500,000 in view of Maxwell's substantial efforts and expense in conducting its due diligence review and its efforts and expense in negotiating and attempting to consummate the Merger.

        5.4 Notice. The Company and the Principal Shareholders will give prompt notice to Maxwell of the occurrence, or failure to occur, of any event of which they have knowledge and which they determine would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to and including the Closing Date.

        5.5 Access. Maxwell may, prior to the Closing Date, through its employees, agents and representatives (including accountants and attorneys), make or cause to be made such reasonable investigation as it deems necessary or advisable of the assets, properties and business of the Company, but such investigation shall not affect the representations and warranties of the Company and the Principal Shareholders hereunder or the right of Maxwell to terminate this Agreement as provided in Article 10 hereof. The Company and the Principal Shareholders agree to permit Maxwell and its employees, agents and representatives to have complete access to the properties, books and records, contracts and other documents of the Company, during regular business hours and at such other times agreeable to the Company and to Maxwell. The Company and the Principal Shareholders shall furnish to Maxwell such financial and operating data and other information with respect to the Company's business as Maxwell shall from time to time reasonably request (including without limitation true and correct copies of all financial statements and tax returns of the Company for all periods within the last five years, and copies of all documents and correspondence relating to any audit or investigation of the Company by the Internal Revenue Service or any other taxing authority presently being conducted or at any time conducted during the last five years) and to authorize the key employees and expressly authorized representatives of the Company to discuss the affairs of the Company with the employees, agents and representatives of Maxwell. Maxwell's representatives shall also be permitted to contact the customers and clients of the Company to discuss their respective businesses, after the customer has been contacted by the responsible employee of the Company. The Company and the Principal Shareholders will fully cooperate with Maxwell and its counsel in connection with any steps reasonably required to be taken as part of its obligations under this Agreement.

        5.6 Affiliates; Accounting and Tax Treatment. Prior to the Closing Date, the Company shall obtain from each Principal Shareholder and each other person listed in Schedule 2.30 and any person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act or otherwise under applicable Commission accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Closing Date an Investment Letter substantially in the form of Exhibit B hereto (the "Investment Letter"); provided, however, that the Company shall use its best efforts to obtain such a written agreement from each such person as soon as practicable after the date of this Agreement or the date on which such person attains such status, as the case may be. Each Principal Shareholder voting in favor of the Merger has delivered, or agrees to deliver to Maxwell at or prior to the Closing Date, an Investment Letter. Each party hereto shall use its best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

        5.7 Publicity. Neither the Company nor the Shareholders, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication with respect to the transaction contemplated hereby without the prior written consent of Maxwell, unless required by applicable law or the regulations of any securities exchange to make such a communication.

        5.8 Distribution of Proxy Statement; Shareholders' Approval. The Company shall take all action necessary in accordance with applicable law to convene the Shareholder Meeting at the earliest possible time after the Fairness Hearing and the issuance of a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares (and no later than 15 business days thereafter or the next business day following) for the purpose of approving the Merger. The Company shall submit the Proxy Statement to its shareholders, and its Board of Directors shall recommend to the shareholders, and continue to recommend until the completion of the Shareholder Meeting, the adoption of this Agreement and the approval of the Merger. The Company shall use all reasonable efforts to solicit proxies from its shareholders and otherwise to obtain all votes and approvals of the shareholders necessary for the approval and adoption of the Merger under the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws.

                                    ARTICLE 6

                         COVENANTS OF MAXWELL AND NEWCO

        6.1 Consents and Approvals; Fulfillment of Conditions. Maxwell and Newco will use their reasonable best efforts to (i) obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement and (ii) perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date.

        6.2 Notice. Maxwell and Newco shall give prompt notice to the Company and the Shareholders of the occurrence, or failure to occur, of any event of which they have knowledge and which they determine would cause any representation or warranty of Maxwell and Newco contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof up to the Closing Date.

        6.3 Publicity. Neither Maxwell nor Newco, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication with respect to the transaction contemplated hereby without the consent of the Company or the Shareholder Representatives, unless required by applicable law or Nasdaq National Market regulation to make such a communication.


                                    ARTICLE 7

                 ADDITIONAL PRE-CLOSING COVENANTS OF THE PARTIES

        7.1 Preparation of Application. The Company and Maxwell shall cooperate to prepare and file the Application as soon as practicable after the execution hereof. The Company and Maxwell shall use their respective reasonable best efforts to respond promptly to any comments of the California Department of Corporations with respect to the Application and to cause the Fairness Hearing to be held and the California Department of Corporations to issue a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares as promptly as practicable.

        7.2 HSR Act. Each of the Company and Maxwell has filed the Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and each shall use its reasonable best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that Maxwell shall not be obligated to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the HSR Act except to the extent it elects to do so in its sole discretion.

        7.3 Disclosure Schedules.

                (a) The Disclosure Schedule. Concurrently with the execution of this Agreement, each party has delivered to the other its Disclosure Schedules. The Disclosure Schedules shall: (i) contain accurate, true, correct and complete information and data; (ii) be delivered by the parties and dated the date of this Agreement; (iii) be deemed to provide exceptions or qualifications to the representations, warranties and obligations of the parties made pursuant to Articles 2, 3 and 4 of this Agreement, and as expressly contemplated herein and therein; and (iv) be updated, amended and supplemented, as appropriate through Supplemental Disclosure Schedules. Terms used and defined in this Agreement shall have the same definition when used in the Disclosure Schedules.

                (b) The Supplemental Disclosure Schedules. The parties shall update their Disclosure Schedules to include all information relevant to the disclosures therein which relates to events which have occurred after the date hereof and until the date five (5) business days prior to the Closing Date and to amend, modify or correct the disclosures made therein. Each party shall deliver a draft of such updated information to the others ten (10) days prior to the Closing Date, and shall deliver the final updated information (the "Supplemental Disclosure Schedule") to Maxwell on the date four (4) business days prior to the Closing Date. The Supplemental Disclosure Schedule shall contain accurate, true, correct and complete information and data. The Company's Supplemental Disclosure Schedule shall identify each exception or qualification on the Schedule that, if Maxwell were not to accept the exception or qualification as provided in Section 8.18 of this Agreement, would cause a representation or warranty of the Company and the Principal Shareholders to not be true and correct in any material respects at and as of the Closing Date.

        7.4 Pooling of Interests. Neither the Company nor Maxwell, nor any person who may be deemed to be an affiliate of the Company or Maxwell under Rule 145 of the Securities Act, or otherwise under applicable Commission releases with respect to pooling-of-interests accounting treatment, shall or shall agree to, take any action that individually or in conjunction with any actions taken by others, would prevent the Merger from being accounted for as a pooling-of-interests, including the failure to satisfy any of the conditions set forth in Paragraph 45 et seq. of APB Opinion No. 16 "Business Combinations."


                                    ARTICLE 8

                   CONDITIONS TO CLOSING BY MAXWELL AND NEWCO

        The obligations of Maxwell and Newco to consummate and effect the Merger and transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived in writing by Maxwell and Newco):

        8.1 Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of the Company and the Principal Shareholders set forth herein shall be true and accurate in all material respects on and as of the date hereof and on and as of the Closing Date (as though made on and as of the Closing Date) and the Company and the Principal Shareholders shall have each, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing Date, and Maxwell and Newco shall have received a certificate, dated the Closing Date, signed on behalf of the Company by a duly authorized officer to all such effects, and signed by the Shareholder Representatives to all such effects.

        8.2 Consents. The Company shall have obtained all consents or approvals of any governmental authority or of any person in any contractual relationship with the Company necessary for the consummation of the transactions contemplated hereby.

        8.3 Shareholder Approval. At the Special Meeting, ninety percent (90%) of the shares of the Company's common stock voting, in person or by proxy, shall have been voted in favor of this Agreement.

        8.4 No Litigation. No legal action or other proceedings brought by third parties to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby, or that, if determined adversely, would have a Material Adverse Effect on the Company, shall be pending or threatened.

        8.5 Corporate Resolutions. The Company shall have delivered to Maxwell a certified copy of the resolutions adopted by the Company's Board of Directors authorizing and approving this Agreement and the transactions contemplated herein and therein.

        8.6 Adverse Changes. There shall not have occurred any loss or destruction of any material part of the assets of the Company, or any material adverse change in the assets, properties, financial condition, business, prospects or results of operations of the Company.

        8.7 Opinion of Counsel. On the Closing Date, Maxwell shall have been furnished with an opinion of Luce, Forward, Hamilton and Scripps LLP, counsel for the Company and the Principal Shareholders, dated the Closing Date and addressed to Maxwell, in a form acceptable to Maxwell.

        8.8 Legislation. No statute, rule, regulation or order shall have been enacted, entered into or deemed applicable by any domestic or foreign government, governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal or otherwise prevent the consummation thereof or that upon implementation would have a Material Adverse Effect on the Company.

        8.9 Employment and Noncompetition and Nondisclosure Agreements. On the Closing Date, Maxwell shall have received from each of the employees of the Company listed on Schedule 8.9 an executed Employment Agreement in the form attached as Exhibit C, from each person listed on Schedule 8.9 an executed Noncompetition Agreement in the form attached as Exhibit D-1, and from each Principal Shareholder who is not listed on Schedule 8.9 an executed Noncompetition Agreement in the form of Exhibit D-2 (each a "Noncompetition Agreement"). For each such person, the appropriate agreement shall contain a general release of the Surviving Corporation for any liabilities it may have (other than ordinary payroll liabilities) to such Principal Shareholder or employee as of the Closing Date.

        8.10 Investment Letter. Maxwell shall have received from each Principal Shareholder and any other person who may be deemed to have become a shareholder or an affiliate of the Company (under Rule 145 of the Securities Act or otherwise under applicable Commission accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Closing Date a signed Investment Letter.

        8.11 Pooling Opinion. Maxwell shall have received the opinion of Ernst & Young LLP or other advice satisfactory to it, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement. Arthur Andersen L.L.P. shall have delivered an opinion to Ernst & Young that the Company qualifies for a pooling-of-interests business combination, at no additional cost to the Company.

        8.12 Escrow Agreement. The Shareholder Representatives shall have executed and delivered the Escrow Agreement.

        8.13 Dissenting Shares. The holders of not more than 5% of the issued and outstanding shares of the Company Common Stock shall have informed the Company that they intend to exercise their appraisal rights.

        8.14 California Securities Law. The Fairness Hearing shall have been held and the California Department of Corporations shall have issued a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares and no order suspending the effectiveness of the Permit or the Certificate of Issuance of Permit shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the California Department of Corporations or the Commission.

        8.15 Nasdaq Listing. The Exchange Shares shall have been authorized for listing on the Nasdaq National Market.

        8.16 HSR Act. The waiting period under the HSR Act shall have expired or been terminated.



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



        8.17 Technology Transfer Agreement with Full Circle Research. The technology transfer agreement with Full Circle Research shall have been terminated or renegotiated, and such termination or new terms would not reasonably be expected to have a Material Adverse Effect on the Company.

        8.18 Approval of Supplemental Disclosure Schedule. Maxwell, in its sole discretion, shall have approved and accepted each exception and qualification set forth in the Company's Supplemental Disclosure Schedule as to which the Company has informed Maxwell that, if Maxwell refuses to accept such exception or qualification, a representation or warranty of the Company and the Principal Shareholders would not be true and correct in all material respects as of the Closing Date.


                                    ARTICLE 9

                      CONDITIONS TO CLOSING BY THE COMPANY

        The obligations of the Company to consummate and effect the Merger and transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived in writing by the Company):

        9.1 Accuracy of Representations and Warranties; Performance of Covenants by Maxwell and Newco. The representations and warranties of Maxwell and Newco set forth herein shall be accurate in all material respects on and as of the date hereof and the Closing Date (as though made on and as of the Closing Date) and Maxwell and Newco shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing Date, and the Company and the Shareholders shall have received a certificate from each of Maxwell and Newco, dated the Closing Date, signed on behalf of Maxwell and Newco by a duly authorized officer to all such effects.

        9.2 Consents and Approvals. Maxwell and Newco shall have obtained all consents or approvals of any governmental authority or third party necessary for the consummation of the transactions contemplated hereby.

        9.3 No Litigation. No legal action or other proceedings brought by third parties to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

        9.4 Corporate Resolutions. Maxwell and Newco shall have delivered to the Company a certified copy of the resolutions adopted by the Board of Directors of Maxwell and the Board of Directors and sole common shareholder of Newco authorizing and approving this Agreement and the transactions contemplated herein.

        9.5 Adverse Changes. There shall not have occurred any loss or destruction of any material part of the assets of Maxwell's and its subsidiaries' business taken as a whole, or any material adverse change in the financial condition, business, prospects or operations of Maxwell and its subsidiaries, taken as a whole.

        9.6 Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise prevent the consummation thereof. In addition, no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would prevent the issuance of the Exchange Shares from qualifying for the exemption from registration under the Securities Act pursuant to Section 3(a)(10) of the Securities Act.

        9.7 Opinion of Counsel. On the Closing Date, the Company shall have been furnished with an opinions of Riordan & McKinzie, counsel for Maxwell, and Donald M. Roberts, General Counsel for Maxwell and Newco, dated the Closing Date and addressed to the Company, in forms acceptable to the Company.

        9.8 Employment, Noncompetition and Non-Solicitation Agreements. Maxwell or the Surviving Corporation shall have entered into the Employment and Noncompetition Agreements.

        9.9 Escrow Agreement. Maxwell shall have duly executed and delivered the Escrow Agreement.

        9.10 California Securities Law. The Fairness Hearing shall have been held and the California Department of Corporations shall have issued a Permit and Certificate of Issuance of Permit for the issuance of the Exchange Shares and no order suspending the effectiveness of the Permit or the Certificate of Issuance of Permit shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the California Department of Corporations or the Commission.

        9.11 Nasdaq Listing. The Exchange Shares shall have been authorized for listing on the Nasdaq National Market.

        9.12 HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

        9.13 Approval of Supplemental Disclosure Schedule. The Company and the Principal Shareholders, in their sole discretion, shall have approved and accepted each exception and qualification set forth in Maxwell's Supplemental Disclosure Schedule as to which Maxwell has informed the Company and the Principal Shareholders that, if the Company and the Principal

Shareholders refuses to accept such exception or qualification, a representation or warranty of Maxwell and Newco would not be true and correct in all material respects as of the Closing Date.


                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

        10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows, and in no other manner:

                (a) By agreement of Maxwell and Newco on the one hand, and the Company and the Principal Shareholders, on the other hand, approved by the respective Boards of Directors of Maxwell and the Company;

                (b) By Maxwell in writing, if (i) at any time Maxwell has reasonable grounds to believe, and does believe, that there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Company and the Principal Shareholders in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten days after written notice of such breach is given to the Shareholder Representatives and the Company; or (ii) any of the conditions set forth in Article 8 hereof shall not have been met in all material respects prior to the later of (x) January 31, 1999, (y) 30 days after the date the Proxy Statement has been mailed to the Shareholders (but only if the Application has been filed with the California Department of Corporations prior to December 31,
1998) or (z) five business days after the termination or expiration of the waiting period under the HSR Act;

                (c) By the Company and the Principal Shareholders, in writing, if (i) at any time the Company and the Principal Shareholders have reasonable grounds to believe, and do believe, that there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Maxwell and Newco in any of the representations, warranties or covenants under this Agreement which breach is not curable, or if curable, is not cured within ten days after written notice of such breach is given to Maxwell and Newco, or
(ii) any of the conditions set forth in Article 9 hereof shall not have been met in all material respects prior to the later of (x) January 31, 1999, (y) 30 days after the date the Proxy Statement has been mailed to the Shareholders (but only if the Application has been filed with the California Department of Corporations prior to December 31, 1998) or (z) five business days after the termination or expiration of the waiting period under the HSR Act; or

                (d) By Maxwell or the Company, in writing, on or before December 4, 1998, if it is not satisfied in its sole discretion with the results of its due diligence investigation of the Company or Maxwell, as the case may be, and such period shall end prior to December 4, 1998, if necessary to mail the Proxy Statement in a timely manner to hold the Shareholder meeting on or before December 31, 1998.

        10.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 10.1, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party; provided, however, that Section 5.3 and Section 15.9 shall survive the termination of this Agreement and no party shall be relieved of its liability for damages caused to another party for breach of this Agreement.

        10.3 Costs and Expenses. Upon termination of this Agreement, all expenses incurred in connection with the transactions contemplated herein, including but not limited to legal and accounting expenses, shall be borne by the respective party incurring such expenses, except as provided in Section 5.3, and except that if Maxwell fails to consummate the Merger (other than under the circumstances contemplated by Sections 10.1(a) or (b), due to any material fact discovered in Maxwell's due diligence of the Company, due to a material adverse change in the Company's business, assets, properties or results of operations, or due to the failure by the Company and the Principal Shareholders to satisfy all of the conditions to Closing by Maxwell set forth in Article 8 before the later of 30 business days after the holding of a Fairness Hearing or January 31,
1999), then Maxwell shall reimburse the Company for its reasonable, out-of-pocket expenses incurred in connection with the Company's attempts to consummate the Merger.



                                   ARTICLE 11

                                     CLOSING

        11.1 The Closing. The parties hereto shall use their best efforts to cause the Closing of the Merger to occur on or before January 31, 1999 (the "Closing Date") or as soon after the holding of a Fairness Hearing as reasonably practicable. The Closing shall occur at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101, or at such other place mutually agreed to by the parties hereto. At the Closing, each of the parties shall take all such action and deliver all such documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or prior to the Effective Time and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

        11.2 Further Acts. If, at any time after the Closing, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in the Surviving Corporation's full title to all properties, assets and rights of the Company, such parties shall take all such necessary or desirable action or use such parties' reasonable best efforts to cause such action to be taken.




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



                                   ARTICLE 12

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                COVENANTS AND RELATED AGREEMENTS; INDEMNIFICATION

        12.1 General Liability Period. Except as set forth in Section 12.4, the covenants, warranties, representations and agreements made by the Company, the Shareholders and the Principal Shareholders on the one hand, or by Maxwell and Newco, on the other hand, in this Agreement, or in any document, certificate, schedule or instrument delivered in connection herewith, shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of Maxwell or the Principal Shareholders, for 18 months following the Closing Date, except that representations and warranties set forth in Sections 2.1-2.4, 2.9, 4.1, 4.2 and 4.3 and Article 3 shall survive the Closing indefinitely, that the representations and warranties set forth in Sections 2.24 (Environmental Matters) and 2.25 (Benefits) shall survive the Closing until expiration of the applicable statute of limitations (or any extension thereof) and that the representation and warranty set forth in Section 2.8(b)(ii) shall survive the Closing until the date that is four (4) years after the Closing Date (the "General Liability Period").

        12.2 Tax Liability Period. The Tax Liability Period shall be as described in Section 12.4(c) hereof.

        12.3 Indemnity by the Shareholders.

                (a) The Shareholders, jointly and severally, shall indemnify and hold harmless Maxwell and the Surviving Corporation and the officers, directors, employees, agents, affiliates and representatives of Maxwell and the Surviving Corporation or any of them (the "Maxwell Indemnitees") from and against, and shall reimburse the Maxwell Indemnitees on demand for any loss, liability, damage or expense that the Maxwell Indemnitees shall incur or suffer, but subject at all times to Section 12.6 hereof (collectively, "Maxwell Recoverable Losses"), arising out of or resulting from any misrepresentation by the Company or the Principal Shareholders or breach by the Company or the Shareholders or the Principal Shareholders of any (i) representation or warranty contained in
Article 2 hereof; (ii) agreement or covenant under or pursuant to this Agreement; or (iii) document, certificate, schedule or instrument delivered by or on behalf of the Company or the Principal Shareholders pursuant hereto.

                (b) Each Principal Shareholder, severally, and not jointly and severally, agrees to indemnify and hold harmless the Maxwell Indemnitees from and against Maxwell Recoverable Losses arising out of or resulting from a breach by such Principal Shareholder of the representations and warranties set forth in
Article 3.

                (c) Nothing in this Section 12.3 shall be interpreted as giving the Maxwell Indemnitees the right to recover an amount in excess of their Maxwell Recoverable Losses, notwithstanding their right to elect remedies under this Section 12.3.

        12.4 Tax Indemnity.

                (a) For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "Taxes" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any governmental (whether federal, state, local or foreign) authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), but only if and to the extent attributable to periods (or partial periods) prior to and including the Closing Date, together with any interest and any penalty thereon.

                        (ii) "Tax Return" means any return, report, information return, registration form or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                (b) Subject to Sections 12.6 and 12.7, the Shareholders shall, jointly and severally, indemnify and hold harmless Maxwell and the Company for all Taxes and expenses (including reasonable accounting and legal fees and the costs and expenses of enforcing such indemnification against the Shareholders) in connection with any tax audit or proceeding, with respect to the operations of the Company for all periods (or partial periods) prior to and including the Closing Date, but not including those in connection with the transactions contemplated by this Agreement.

                (c) The covenants and agreements contained in this Section 12.4 and all of the terms, covenants, warranties, representations and agreements hereunder of the Company and the Shareholders related to federal and state taxes shall survive the Closing until the expiration of the applicable statutory period of limitation for the payment of such taxes, giving effect to any waiver, mitigation or extension thereof (the "Tax Liability Period").

               (d) Maxwell agrees that in the event it receives notice, whether orally or in writing, of any federal, state or local examination, claim, proposed adjustment or related matter with respect to any Tax Return for Taxes covered by the Shareholders' indemnity in Section 12.4(b) (the "Tax Controversies"), Maxwell shall timely notify the Shareholder Representatives. Failure of Maxwell to timely notify the Shareholder Representatives of any Tax Controversies shall not constitute a waiver of any rights of Maxwell with respect to the indemnification thereof by the Shareholders, but shall relieve the Shareholders of their indemnity obligation to the extent that such obligation is increased as the result of Maxwell's failure to give timely notice. Any claim under this Section 12.4 shall be treated similarly to a Third Party Claim under Section 12.7 hereof.

                (e) After the Closing Date, each of the Principal Shareholders shall:

                        (i) assist the Surviving Corporation in preparing any Tax Returns for the Company for periods prior to the Closing Date;

                        (ii) cooperate fully in preparing for any audits of, or disputes, contests or proceedings with, taxing authorities regarding any Tax Returns which relate to the Company for periods prior to the Closing Date;

                        (iii) make available to the Surviving Corporation and to any taxing authority as reasonably requested all information, records and documents relating to tax liabilities which are attributable to the Company's business or the Company relating to periods beginning prior to the Closing Date.

                        (iv) convey to Maxwell all relevant information, records and documents;

                        (v) make him or herself available, without charge, to the Surviving Corporation, as reasonably requested, in connection with tax disputes related to periods prior to the Closing Date; and

                        (vi) keep confidential any Tax information except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding.

                (f) The Company shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). No Shareholder shall have any indemnity or other payment obligation with respect to the Transfer Taxes. Each party hereto hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

        12.5 Indemnity by Maxwell. Maxwell shall indemnify and hold harmless the Company's Shareholders from and against, and shall reimburse the Shareholders for any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Shareholders shall incur or suffer (collectively, the "Shareholders Recoverable Losses") resulting from any misrepresentation by Maxwell or Newco or breach by Maxwell or Newco of any (i) representation or warranty contained in Article 4 hereof, (ii) agreement or covenant under or pursuant to this Agreement or (iii) document, certificate, schedule or instrument delivered by or on behalf of Maxwell or Newco in connection herewith. Notwithstanding the foregoing, it is specifically agreed that Maxwell shall not be responsible for any Shareholder Recoverable Losses attributable to the failure of the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, if such failure, directly or indirectly, arises out of, relates to, or is caused by, any act or




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



omission of the Company (prior to the Effective Date) or any act or omission of any of the Shareholders.

        12.6 Limitations on Recoverable Losses. Notwithstanding anything to the contrary, express or implied, set forth herein, claims for payment of Maxwell Recoverable Losses under Section 12.3 may be made only with respect to claims arising during the General Liability Period or the Tax Liability Period, as applicable; (b) must be made, if at all, by giving the written Claim Notice (as defined in Section 12.7(a) hereof) to the Shareholders during the General Liability Period or the Tax Liability Period, as applicable, with respect to such claim; (c) except for losses covered by Section 12.4, or for breaches by the Principal Shareholders of the representations and warranties set forth in
Article 3, a breach by the Company, the Shareholders or the Principal Shareholders of the representation and warranty set forth in Section 2.3, or a breach by the Company or the Principal Shareholders of the covenants set forth in Article 5 and Article 7, may be made only to the extent that the aggregate amount of Maxwell Recoverable Losses exceeds $100,000, in which case all Maxwell Recoverable Losses in excess of $100,000 shall be paid by the Shareholders or the Principal Shareholders; and (d) except for fraud, shall not exceed in the aggregate the value of the Exchange Shares received by the Shareholders (deemed by the parties to be $21,000,000). Notwithstanding anything to the contrary, express or implied, set forth herein, claims for payment of the Shareholders Recoverable Losses under Section 12.5 (a) may be made only with respect to claims arising during the General Liability Period; (b) must be made, if at all, by giving a written Claim Notice to Maxwell during the General Liability Period with respect to such claim; (c) except for breaches of the covenants set forth in Article 6, Article 7 or Article 13, may be made only to the extent that the aggregate amount of Shareholders Recoverable Losses exceed $100,000, in which case all Shareholders Recoverable Losses in excess of $100,000 shall be paid by Maxwell; and (d) except fraud, shall not exceed $21,000,000. Any indemnification payment hereunder shall be net of any tax benefit or insurance proceeds actually realized by the Indemnitee. The liability under this Section 12 of any Shareholder, other than a Principal Shareholder, shall be limited to his or her proportionate share of the Maxwell Recoverable Losses. In no event shall the liabilities under this Section 12 of any Shareholder, other than a Principal Shareholder, exceed the amount attributable to such Shareholder's deposit into the Escrow. Notwithstanding anything in this Section 12 to the contrary, any Maxwell Recoverable Losses payable under this Section 12 shall be paid first from the Escrowed Shares (and any proceeds from the sale of such Escrowed Shares) until such Escrowed Shares (and any proceeds) have been exhausted or the Escrow has been terminated. Once such Escrowed Shares (and any proceeds) have been exhausted, or the Escrow has been terminated, then and only then, the Principal Shareholders who are obligated to pay any unpaid Maxwell Recoverable Losses pursuant to the terms of this Section 12 shall pay such amounts from sources outside of Escrow. Nothing in this Section 12 shall prevent any or all of the Principal Shareholder from seeking contribution from the other Shareholders for joint and several obligations of such Shareholders under Sections 12.3 and 12.4 (as further limited by Section 12.6) for claims made after the Escrow Agreement has been terminated. Any claim for indemnification under this Section 12 shall be made prior to the expiration of the General Liability Period or the Tax Liability Period, as appropriate.



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



        12.7 Claims for Indemnification; Disputes.

                (a) Claims for Indemnification. Any party hereto (individually or with others, collectively, the "Indemnitee") shall give the Shareholder Representatives or Maxwell, as the case may be (the "Indemnitor"), written notice (the "Claim Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which indemnity may be sought by the Indemnitee (individually, a "Claim" and collectively, the "Claims"); provided, however, that the failure to give a Claim Notice shall not constitute a waiver of any rights of the Indemnitee with respect to indemnification by the Indemnitor, but shall relieve the Indemnitor of its indemnity obligation to the extent that such obligation is increased as a result of the Indemnitee's failure to give timely notice; provided, further, however, that if the Indemnitee fails to give such Claim Notice prior to the expiration of the General Liability Period or the Tax Liability Period, as applicable, all rights of the Indemnitee to assert any such Claims shall terminate and be forever waived. The Claim Notice shall state (i) the aggregate amount of the Maxwell Recoverable Losses or the Shareholders Recoverable Losses (in either case, "Recoverable Losses") as to which indemnification is being sought (which amount may be estimated and updated from time to time); (ii) the components of the amount of Recoverable Losses for which indemnification is being sought (which components may be estimated and updated from time to time); and (iii) the specific grounds upon which the Claim for indemnification is being made. The right of the Indemnitee to indemnification for a Claim shall be deemed to be accepted by the Indemnitor unless, within 30 days after the Indemnitor's receipt of the Claim Notice, the Indemnitor shall notify the Indemnitee in writing that it objects to the right of the Indemnitee to indemnification with respect to the Claim.

                (b) Control of Litigation; Mutual Cooperation. If a Claim is based upon a claim asserted by a third party against the Indemnitee (a "Third Party Claim") and the Indemnitor denies liability for the Claim hereunder, the Indemnitee shall be entitled to control the defense of the Third Party Claim, including, without limitation, the employment of counsel and the right to settle the Third Party Claim without any participation by or consent from the Indemnitor. All fees and expenses of counsel retained by the Indemnitee to defend such Third Party Claim, expert witness fees and other costs incurred in such action, shall be payable by the Indemnitee defending such Third Party Claim; provided, however, that if such Third Party Claim results in a Recoverable Loss for which the Indemnitor, notwithstanding any denial of liability, is found to be liable hereunder, such reasonable fees and expenses of counsel, expert witness fees and other reasonable costs incurred in such action shall be deemed to be included in such Recoverable Loss and payable by the Indemnitor to the extent and under the limitations provided in this Article 12. If the Indemnitor does not deny liability for the Claim hereunder, the Indemnitor shall be entitled, in his or its discretion, to assume the defense of the Third Party Claim, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnitee; provided, however, that until the amount of Maxwell Recoverable Losses exceeds $100,000, the Indemnitee, if Maxwell or a Maxwell Indemnitee, shall be entitled to assume the defense of the Third Party Claim, including, without limitation, employment of counsel reasonably satisfactory to the Shareholders. If the Indemnitor does not deny liability for the Claim hereunder, but does not elect to assume the defense of the Third Party Claim, the Indemnitee shall be entitled to assume the defense of the Third Party Claim. Regardless of which party is controlling the defense of the Third Party Claim for which the Indemnitor admits liability hereunder, (i) the Indemnitor and the Indemnitee shall act in good faith; (ii) no settlement of the Third Party Claim may be agreed to without the written consents of the Indemnitor and the Indemnitee, which consents shall not be unreasonably withheld; (iii) the reasonable fees and expenses of counsel retained to defend the Third Party Claim, expert witness fees and other costs incurred in such action shall be deemed to be included in such Recoverable Losses and shall be payable by the Indemnitor to the extent and under the limitations provided in this Article 12; and (iv) the party controlling the defense of the Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleading, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to the Third Party Claim.

                (c) Resolution of Disputes. The Indemnitor and the Indemnitee shall undertake in good faith to or to have their representatives promptly meet and attempt to resolve all disputes regarding indemnification. If the Indemnitor and the Indemnitee are unable to resolve such disputes within 20 days, the resolution of the disputes shall be referred to and settled by arbitration to be held in San Diego, California and conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. In any such action initiated by a Maxwell Indemnified Party, or in any cross-complaint by a Maxwell Indemnified Party (i) such Maxwell Indemnified Party shall use reasonable best efforts to make each Principal Shareholder a party to such Arbitration and (ii) in any action to collect a judgment related to Maxwell Recoverable Losses, such Maxwell Indemnified Party shall use reasonable best efforts to collect such losses from each Principal Shareholder, such that no Principal Shareholder would, absent a default by one of them, pay more than his or her pro rata share of the Maxwell Recoverable Losses, which pro rata share shall be set forth in a contribution or cross-indemnity agreement among the Principal Shareholders, (a copy of which will be provided to Maxwell). The foregoing shall not limit the authority of a Shareholder Representative to act on behalf of the Principal Shareholders with respect to any claim by a Maxwell Indemnified Party. Judgment upon the award may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The successful or prevailing party or parties shall be entitled to recover all attorneys' fees, expert witness fees and other costs incurred in such action, in addition to any other relief to which it or they may be entitled. Such attorneys' fees, expert witness fees and other costs shall be payable in cash.

        12.8 Indemnity as Exclusive Remedy. Each party hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 12, except that nothing in this Agreement shall be deemed to constitute a waiver of any tort claims of, or causes of action arising from, fraudulent misrepresentation or deceit, or a waiver of any equitable remedies that a court or arbitrator may determine that a party may obtain.

                                   ARTICLE 13

                             POST-CLOSING COVENANTS

        13.1 Resale. In order to preserve the pooling-of-interests treatment of the combination, each Affiliate hereby agrees not to sell, transfer or convey Maxwell Common Stock issued in connection with the Merger until the date on which Maxwell has filed with the Commission consolidated financial statements of Maxwell including combined results of operations of at least 30 days after the Merger, in accordance with Regulation S-X under the Exchange Act, as amended (such date being the "Eligible Resale Date").

        13.2 Surviving Corporation Option Plan. As promptly as possible following the Effective Time (and in any event in no more than 45 days), Maxwell shall cause the Surviving Corporation to adopt a stock option plan similar to that in place at Maxwell Technologies Systems Division, Inc. ("Systems"). The number of shares in the plan pool would equal 15% of the outstanding shares of the Surviving Corporation, and of the total of 15% in the option pool, 8% would be utilized initially for options granted to key employees of the Surviving Corporation and 2% would be utilized initially for certain Maxwell officers, consistent with current practice. The balance would be reserved for key employees hired by the Company in the future. In addition, Maxwell plans to offer certain employees of the Surviving Corporation its standard Maxwell Option Program.

        13.3 Surviving Corporation Board of Advisors. Immediately after the Effective Time Maxwell will cause the Surviving Corporation to establish a Board of Advisors that would include the current independent directors of the Company. The Board of Advisors will hold regular meetings for at least one year following the Effective Time.

        13.4 Organization. So long as feasible in light of Maxwell's overall goals for financial performance and increasing shareholder value, the Surviving Corporation shall be part of the Systems organization and the President of the Surviving Corporation will report to the President of Systems. Effective as of the first day of the month following the Effective Time, Systems and the Surviving Corporation shall enter into an asset transfer agreement whereby Systems' Radiation Source Business would be placed in the Surviving Corporation. The Surviving Corporation's executive officers would manage the day-to-day operations of the Surviving Corporation and the Radiation Source Business, subject to oversight by Maxwell and consistent with other Maxwell subsidiaries.


                                   ARTICLE 14

                           SHAREHOLDER REPRESENTATIVES

        14.1 Appointment. Each Principal Shareholder by executing this Agreement appoints each of the Shareholder Representatives as his, her or its agent and attorney-in-fact for the purposes set forth herein. Each Shareholder Representative, acting alone or together with the other Shareholder Representatives, shall have the full and exclusive power and authority to act in each Principal Shareholder's name, place and stead with respect to all matters relating to this Agreement and the transactions contemplated hereby, including, without limitation:

                        (i) To modify, waive and amend, and execute and acknowledge and deliver to Maxwell such modifications, waivers and amendments, to any provision of the Agreement as such Shareholder Representative shall approve, the approval of such amendments, waivers and modifications by such Shareholder Representative and all of the terms and conditions thereof to be conclusively evidenced by the execution and delivery of such amendments, waivers and modifications by such Shareholder Representative.

                        (ii) To complete, modify, amend, execute, acknowledge and deliver all instruments, documents, certificates and instructions as such Shareholder Representative deems necessary in order to effect the transactions contemplated by this Agreement.

                        (iii) To retain legal counsel in connection with all matters and things set forth or necessary with respect to this Agreement and the Escrow Agreement.

                        (iv) To ask, demand, sue for, levy, recover and receive all sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to such Shareholder under the terms of this Agreement.

                        (v) To negotiate, defend and settle all claims asserted by, and to resolve all disputes with, the Maxwell Indemnified Parties with respect to this Agreement and the transactions contemplated hereby, including, without limitation, those arising in connection with any claim for indemnification, and to pay such persons any amounts due with respect to such claims, and to settle any dispute or pay any judgment in favor of such Maxwell Indemnified Parties by releasing Exchange Shares held in Escrow to Maxwell.

                        (vi) To receive all notices under this Agreement and the Escrow Agreement.

                        (vii) To make any other decision or election or take any other action on behalf of such Shareholder relating to the subject matter of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.

        14.2 Appointment Irrevocable. This appointment is coupled with an interest and is irrevocable until such time as all claims asserted by, and disputes with, the Maxwell Indemnified Parties have been finally satisfied, waived or otherwise resolved, except that a successor or successors may be appointed pursuant to Section 14.4 hereof. Subject to the terms and conditions hereof, any and all action taken by either Shareholder Representative with respect to this Agreement shall be binding on each Shareholder.

        14.3 Shareholder Representatives Held Harmless. Each Principal Shareholder agrees to hold each Shareholder Representative free and harmless from any and all loss, cost, claim, expense, damage or liability which he may incur or sustain as a result of any action taken by him in good faith pursuant to his appointment as agent and attorney-in-fact under this Agreement.

        14.4 Duration; Succession. The appointment of a Shareholder Representative hereunder shall be effective until the last date upon which all claims for indemnification under Article 12 hereof have been resolved or the time for bringing any such claims has expired; and all disputes involving Maxwell or any of the Shareholders regarding any of the matters subject to indemnity have been resolved; provided, however, that in the event of the death or incapacity of a Shareholder Representative, Paul Blevins, followed by David Czajkowski, shall succeed to the duties of the deceased or incapacitated Shareholder Representative hereunder, and shall act as attorney-in-fact and representative for the Shareholders as if he were appointed attorney-in-fact and representative hereunder on the date of such death or incapacity. In the event no named person shall be available to serve as Shareholder Representative, the estate of Robert Czajkowski shall select such a person.


                                   ARTICLE 15

                               GENERAL PROVISIONS

        15.1 Entire Agreement; Modifications; Waiver. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof including without limitation the Letter of Intent dated November 4, 1998 and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by Maxwell on the one hand and the Company and a Shareholder Representative on the other hand. Inspection of documents or the receipt of information pursuant to this Agreement shall not constitute a waiver of any representation, warranty, covenant or condition hereunder. No waiver shall be binding unless executed in writing by the party making such waiver.

        15.2 Severability. If any clause or provision of this Agreement shall be held invalid or unenforceable by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect.

        15.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns.

        15.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        15.5 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California.

        15.6 Notices. All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when personally delivered, one business day after transmission if sent by facsimile and appropriate confirmation is received, or five (5) days after being deposited in the United States mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below. Any party from time to time may change such party's address for giving notice by giving notice thereof in the manner outlined above:

               If to the Company:

                      Space Electronics Inc.
                      4031 Sorrento Valley Boulevard
                      San Diego, California  92121
                      Attention:  Robert Czajkowski
                      Facsimile:  (619) 452-5499

               If to Maxwell or Newco:

                      Maxwell Technologies, Inc.
                      9275 Sky Park Court
                      San Diego, California  92123
                      Attention: Gary J. Davidson and Donald M. Roberts, Esq.
                      Facsimile: (619) 277-6754

               With a copy to:

                      Riordan & McKinzie
                      300 S. Grand Avenue, 29th Floor
                      Los Angeles, California  90071
                      Attention:  Roger H. Lustberg, Esq.
                      Facsimile:  (213) 229-8550

               If to the Shareholder Representatives:

                      Space Electronics Inc.
                      4031 Sorrento Valley Boulevard
                      San Diego, California  92121
                      Attention:  Robert Czajkowski and David Strobel
                      Facsimile:  (619) 452-5499

               With a copy to:

                      Luce, Forward, Hamilton & Scripps LLP
                      600 W. Broadway, Suite 2600
                      San Diego, California  92101
                      Attention:  Robert Copeland, Esq.
                      Facsimile:  (619) 232-8311

        15.7 Expenses. None of the Company, the Shareholders, or Maxwell is or shall be obligated to any person for any finder's fee in connection with this Merger, other than the Company's liability to Arthur Andersen L.L.P. and, whether or not the acquisition is consummated, each of the Company and Maxwell shall pay their own expenses (including outside legal and accounting fees) incident to the negotiation, preparation of the definitive written agreement, filings and preparation of documents in connection with the issuance of shares, and any other documents prepared in connection therewith and consummation of the acquisition.

        15.8 Recovery of Litigation Costs. If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        15.9 Confidentiality. From and after the date hereof, Maxwell, the Company and their affiliates, agents or representatives shall not disclose or communicate to any person, firm or corporation in any manner whatsoever any Confidential Information (as defined below) of the other, which Maxwell or the Company learns, discovers or otherwise acquires pursuant to this Agreement and the transactions contemplated hereunder; provided, however, that Maxwell and the Company shall be permitted to make such disclosures or communications to their financial advisors, consultants, attorneys, accountants and lenders provided that such Confidential Information shall be accompanied by directions that such information is to remain confidential in accordance with the provisions contained herein. The term "Confidential Information," as used herein, means all information of a business or technical nature relative to Maxwell's and the Company's businesses currently being conducted by Maxwell and the Company. Maxwell's and the Company's obligations with respect to such Confidential Information shall be of no effect to the extent, and only to the extent (a) such Confidential Information is required to be disclosed by any law, rule or regulation or by any applicable judgment, order or decree of any court or governmental body having jurisdiction, (b) such information is now or hereafter becomes part of the public domain, to the extent it is not public as a result of breach of this Agreement, (c) such information is already in the possession of Maxwell or the Company at the time disclosure to Maxwell or the Company occurs under this Agreement, so long as such prior possession was not knowingly acquired by Maxwell or the Company by misappropriation or other improper means or under a prior agreement of confidentiality, or (d) such information has come into the possession of Maxwell or the Company from a third party without breach of this Agreement, or without any breach by the third party of a confidentiality obligation to Maxwell or the Company, known to the other, or without misappropriation or other improper means on the part of the third party and made known to Maxwell or the Company. Previously entered confidentiality agreements between the parties will continue in full force and effect. In the event of termination of this Agreement pursuant to Article 10, Maxwell and the Company will not use any such Confidential Information of another party and will promptly return to the other parties all documents, records and materials, including all copies thereof, that contain Confidential Information of that party.

        15.10 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

        15.11 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

        15.12 Section Headings. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SPACE ELECTRONICS INC.


                                       By: /s/ Robert M. Czajkowski
                                           -------------------------------------
                                           Name:   Robert M. Czajkowski
                                           Title:  Chief Executive Officer

                                       PRINCIPAL SHAREHOLDERS:


                                                          *
                                       -----------------------------------------
                                       Name:  Robert M. Czajkowski


                                                          *
                                       -----------------------------------------
                                       Name:  David J. Strobel


                                                          *
                                       -----------------------------------------
                                       Name:  Paul E. Blevins


                                                          *
                                       -----------------------------------------
                                       Name:  W. Lee Shevel, Ph.D.


                                                          *
                                       -----------------------------------------
                                       Name:  David R. Czajkowski


                                                          *
                                       -----------------------------------------
                                       Name:  James Spratt


                                                          *
                                       -----------------------------------------
                                       Name:  Joan Spratt


                                       *By   /s/ Robert M. Czajkowski
                                          --------------------------------------
                                          Name: Robert M. Czajkowski
                                                Attorney-in-Fact

                                       MAXWELL TECHNOLOGIES, INC.


                                       By: /s/ Gary J. Davidson
                                          --------------------------------------
                                          Name:  Gary J. Davidson
                                          Title: Chief Financial Officer


                                       MT ACQUISITION CORPORATION

                                       By: /s/ Gary J. Davidson
                                          --------------------------------------
                                          Name:  Gary J. Davidson
                                          Title: Chief Financial Officer